ASSET PURCHASE AGREEMENT



                                      AMONG



                         JOSE GUILLERMO ROMO DE LA PENA,

                        LUIS PEDRO PABLO ROMO DE LA PENA,

                    GRUPO INDUSTRIAL HERRADURA, S.A. DE C.V.,

                       CERTAIN SUBSIDIARIES AND AFFILIATES

                                       OF

                    GRUPO INDUSTRIAL HERRADURA, S.A. DE C.V.,

                            BROWN-FORMAN CORPORATION

                                       AND

                 BROWN-FORMAN TEQUILA MEXICO, S. DE R.L. DE C.V.





                           DATED AS OF AUGUST 25, 2006

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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I      PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES..............2

      Section 1.1    Purchase of Assets......................................2

      Section 1.2    Excluded Assets.........................................3

      Section 1.3    Assumed Liabilities.....................................5

      Section 1.4    Liabilities Not Assumed.................................6

      Section 1.5    Purchased Subsidiaries..................................6

ARTICLE II     PURCHASE PRICE................................................6

      Section 2.1    Amount..................................................6

      Section 2.2    Allocation..............................................6

ARTICLE III    CLOSING DATE; CASH PAYMENTS; PURCHASE PRICE ADJUSTMENT........7

      Section 3.1    Closing.................................................7

      Section 3.2    Cash Payments; Escrow...................................7

      Section 3.3    Purchase Price Adjustment...............................8

      Section 3.4    Accounts Receivables...................................11

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLERS....................11

      Section 4.1    Organization, Power, Standing and Qualification........11

      Section 4.2    Due Authorization......................................12

      Section 4.3    Outstanding Equity Securities..........................12

      Section 4.4    Freedom to Contract....................................13

      Section 4.5    Assets.................................................14

      Section 4.6    Financial Information..................................19

      Section 4.7    Absence of Changes.....................................20

      Section 4.8    Title to Property......................................22

      Section 4.9    Sufficiency of Assets; Condition of Property...........23

      Section 4.10   Transactions with Affiliates; Entire Business..........23

      Section 4.11   Litigation.............................................23

      Section 4.12   Compliance with Law....................................24

      Section 4.13   Employees..............................................24

      Section 4.14   Employee Benefit Plans.................................25

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                               TABLE OF CONTENTS
                                  (continued)

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      Section 4.15   Tax Matters............................................26

      Section 4.16   Environmental Matters..................................27

      Section 4.17   Customers and Suppliers................................28

      Section 4.18   Accounts Receivable....................................28

      Section 4.19   Trade Accounts Payables................................29

      Section 4.20   Inventory..............................................29

      Section 4.21   Brokers................................................29

      Section 4.22   Disclaimer of Sellers..................................29

ARTICLE V      REPRESENTATION AND WARRANTIES OF BUYER AND BFC...............29

      Section 5.1    Organization, Power and Standing.......................29

      Section 5.2    Authorization..........................................29

      Section 5.3    Freedom to Contract....................................30

      Section 5.4    Litigation.............................................30

      Section 5.5    Brokers................................................30

      Section 5.6    Financial Capability...................................31

      Section 5.7    Non-Reliance...........................................31

ARTICLE VI     PRE-CLOSING COVENANTS........................................31

      Section 6.1    Transactions and Conduct of Business Pending the
                     Closing................................................31

      Section 6.2    Regulatory and Other Approvals.........................32

      Section 6.3    Certain Matters Relating to CEM, Merrill Lynch.........33

      Section 6.4    Appraisal..............................................34

      Section 6.5    Intercompany Accounts..................................34

      Section 6.6    Manufacturing Review...................................34

      Section 6.7    Certain Matters Relating to Las Norias; Other
                     Matters................................................34

      Section 6.8    Certain Historical Matters.............................36

      Section 6.9    Certain Lease Matters..................................36

ARTICLE VII    CONDITIONS PRECEDENT TO CLOSING..............................36

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                               TABLE OF CONTENTS
                                  (continued)

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      Section 7.1    Conditions Precedent to the Obligations of Buyer
                     to Complete the Closing................................36

      Section 7.2    Conditions Precedent to the Obligations of Sellers
                     to Complete the Closing................................39

ARTICLE VIII   POST-CLOSING AGREEMENTS......................................40

      Section 8.1    Further Information; Further Transfers.................40

      Section 8.2    Record Retention.......................................41

      Section 8.3    Tax Matters............................................41

      Section 8.4    Prorations.............................................45

      Section 8.5    Waste Treatment Plant Completion.......................45

      Section 8.6    Post Closing Matters Related to Permits................45

      Section 8.7    Intellectual Property Rights...........................46

      Section 8.8    Removal of Certain Assets..............................48

      Section 8.9    Certain Insurance Matters..............................48

      Section 8.10   Employer Substitution..................................48

      Section 8.11   Collective Bargaining Agreements.......................49

      Section 8.12   The Hacienda and Related Lands.........................49

      Section 8.13   Release................................................49

      Section 8.14   Seller Non-Compete.....................................49

      Section 8.15   Tequila Advisory Board.................................50

      Section 8.16   Bonus Matters..........................................51

      Section 8.17   Certain Receivables Matters............................51

ARTICLE IX     SURVIVAL; INDEMNIFICATION....................................53

      Section 9.1    Survival of Representations and Warranties.............53

      Section 9.2    Indemnification of Buyer...............................53

      Section 9.3    Indemnification of Sellers.............................55

      Section 9.4    Tax Benefit; Insured Loss..............................57

      Section 9.5    Damages Limitations....................................57

      Section 9.6    Exclusive Provisions; No Rescission....................57

      Section 9.7    Exclusive Remedy.......................................58

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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE X      TERMINATION OF AGREEMENT.....................................58

      Section 10.1   Termination............................................58

      Section 10.2   Effect of Termination..................................59

ARTICLE XI     MISCELLANEOUS................................................59

      Section 11.1   Certain Definitions....................................59

      Section 11.2   Nonassignable Contracts or Real Property Leases........71

      Section 11.3   Expenses...............................................72

      Section 11.4   Notices................................................72

      Section 11.5   Publicity; Confidentiality.............................74

      Section 11.6   Entire Agreement.......................................74

      Section 11.7   Waivers and Amendments.................................75

      Section 11.8   Governing Law..........................................75

      Section 11.9   Arbitration............................................75

      Section 11.10  Binding Effect; No Assignment..........................75

      Section 11.11  Certain Interpretation Matters.........................76

      Section 11.12  Counterparts...........................................76

      Section 11.13  Severability of Provisions.............................76

      Section 11.14  Guarantee of Performance...............................76

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                            ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement dated as of August 25, 2006 ("AGREEMENT"), among
(a) Brown-Forman Tequila Mexico, S. de R.L. de C.V., a corporation formed under the laws of Mexico ("BUYER"), (b) Brown-Forman Corporation, a Delaware corporation ("BFC"), (c) Jose Guillermo Romo de la Pena ("JGR") and Luis Pedro Pablo Romo de la Pena ("LPR" and together with JGR, the "ROMO DE LA PENA BROTHERS"), (d) Grupo Industrial Herradura, S.A. de C.V., a corporation formed under the laws of Mexico ("PARENT"), Fabrica de Tequila Hacienda Las Norias S.A., de C.V., a corporation organized under the laws of Mexico ("LAS NORIAS"), Comercializadora Herradura, S.A. de C.V., a corporation organized under the laws of Mexico ("COMERCIALIZADORA"), Tequila Herradura, S.A. de C.V., a corporation organized under the laws of Mexico ("TEQUILA HERRADURA"), Sociedad Romo, S.A. de C.V., a corporation organized under the laws of Mexico ("SOCIEDAD ROMO"), and Transportes de Carga Millenium, S.A. de C.V., a corporation organized under the laws of Mexico ("TRANSPORTES" and together with the Romo de la Pena Brothers, Parent, Las Norias, Comercializadora, Tequila Herradura and Sociedad Romo, the "SELLERS") and (e) Corporacion de Servicios Herradura, S.A. de C.V., a corporation organized under the laws of Mexico ("COSESA"), CH Acciones S.A. de C.V., a corporation organized under the laws of Mexico ("CH ACCIONES"), Corporativo Herradura, S.A. de C.V., a corporation organized under the laws of Mexico, La Moraleda Operadora Comercial, S.A. de C.V., a corporation organized under the laws of Mexico, and Destilados de Agave, S.A. de C.V., a corporation organized under the laws of Mexico (the Persons listed in this clause (e), collectively, the "ADDITIONAL SELLER PARTIES"). Capitalized terms used herein are defined in Section 11.1.

                                    RECITALS

      A. Sellers are engaged in the manufacturing, marketing, sale and distribution of tequila and other related beverage alcohol; the purchase and sale of certain wines and liquors and non-alcoholic beverages; and the cultivation and management of land for the sowing, harvesting and trade of agave (the "BUSINESS");

      B. Valle de Amatitan, S.A. de C.V., a corporation organized under the laws of Mexico ("VALLE"), is wholly owned by Parent and engages primarily in the cultivation and management of land for the sowing, harvesting and trade of agave;

      C. Cosesa is an indirect wholly owned subsidiary of Parent and provides administrative and personnel services, including all employees, to the Business; and

      D. Sellers desire to sell, transfer and assign to Buyer and BFC, and Buyer and BFC desire to purchase and assume from Sellers, certain assets and liabilities related to the Business, all as more specifically provided herein.

      Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

          Section 1.1 PURCHASE OF ASSETS. (a) On the terms and subject to the conditions set forth in this Agreement and except as provided in Section 1.2, on the Closing Date: (i) Tequila Herradura will sell, transfer, assign, convey and deliver to BFC, and BFC will purchase, acquire and accept from Tequila Herradura, all of Tequila Herradura's right, title and interest in and to all of the Trademarks, as and to the extent existing on the Closing; and (ii) Sellers will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, acquire and accept from Sellers, all of Sellers' and their Affiliates' right, title and interest in and to all of the assets, properties and rights owned or used by Sellers or their Affiliates or useful in the conduct of the Business (excluding all of the Trademarks addressed in clause (i) of this sentence), as and to the extent existing at the Closing (such assets, properties and rights and the Trademarks are hereinafter collectively referred to as the "ASSETS"), in each case, free and clear of all Liens other than, in the case of Assets other than the Outstanding Equity Securities of the Purchased Subsidiaries, Permitted Liens, and, in the case of the Owned Real Properties, the Real Property Encumbrances.

          (b) Without limitation of the foregoing, but except as provided in
Section 1.2, the Assets include the following as and to the extent existing on the Closing:

          (i)       OWNED REAL PROPERTY. The Owned Real Property described on
                    SCHEDULE 4.5(C)(I), together with all buildings, facilities and other structures, fixtures and improvements thereon, currently or hereafter located thereon, all privileges, easements and appurtenances appertaining thereto;

          (ii) REAL PROPERTY LEASES. To the extent assignable, the Real Property Leases listed on SCHEDULE 4.5(C)(II);

          (iii) INVENTORY. All Inventory which is owned by any Seller with respect to the conduct of the Business;

          (iv) ACCOUNTS RECEIVABLE. All accounts receivable owned by any Seller (other than Excluded Receivables as provided in Section 1.2) and arising out of the conduct of the Business (the "PURCHASED RECEIVABLES");

          (v) TANGIBLE PERSONAL PROPERTY. All Tangible Property owned or used by any Seller with respect to the conduct of the Business, including the Tangible Property set forth on
                    SCHEDULE 4.5(a);

          (vi) EQUITY SECURITIES. All Outstanding Equity Securities of Valle and, unless Buyer notifies Parent to the contrary in writing on or before the 10th Business Day before the Closing, Las Norias (but only to the extent Buyer has not exercised its rights under

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                    Section 6.7(a)(y) hereof) (collectively, the "PURCHASED
                    SUBSIDIARIES");

          (vii) CONTRACTS. To the extent assignable, all contracts and other agreements (other than Real Property Leases listed in SCHEDULE 4.5(C)(II)) to which any Seller is a party or by which any of them or any of their assets, rights or properties are bound and which relate to the conduct of the Business (the "CONTRACTS"), including those set forth on
                    SCHEDULE 4.5(D);

          (viii) UNDERGROUND WATER RIGHTS. All rights and interests of Sellers in or relating to the Underground Water Rights;

          (ix) PREPAID EXPENSES. All prepaid expenses, credits and advance payments relating to the conduct of the Business;

          (x) INTELLECTUAL PROPERTY. All Intellectual Property owned or used by any Seller with respect to, or useful in, the conduct of the Business, including the Intellectual Property described on SCHEDULE 4.5(B), in each case whether or not used or registered before the competent Governmental Authority;

          (xi) PERMITS. To the extent assignable or permitted by Law, all Permits relating to the conduct of the Business;

          (xii) BOOKS AND RECORDS. All general, financial and personnel records, correspondence and other files and records, including customer lists and sales records, of any Seller pertaining to the conduct of the Business or to the Assumed Liabilities;

          (xiii) GOODWILL. To the extent assignable or permitted by Law, all of any Seller's goodwill in the Business;

          (xiv) CLAIMS. All claims, causes of action, rights of recovery and rights of set-off arising out of the conduct of the Business; and

          (xv) OTHER ASSETS. Any other assets of any Seller pertaining to the conduct of the Business or the Assumed Liabilities.

          Section 1.2 EXCLUDED ASSETS. Any provision of this Agreement to the contrary notwithstanding, Buyer will not acquire and there will be excluded from the Assets the following (the "EXCLUDED ASSETS"):

          (i) HACIENDA. The Hacienda, together with all buildings, facilities and other structures and improvements thereon and all privileges, easements and appurtenances appertaining thereto;

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          (ii)      CERTAIN OFFICES. The offices located at Prolongacion
                    Americas No. 1520-1530, Col. Country Club, C.P. 44611, Guadalajara, Jalisco, Mexico, together with all improvements thereon and appurtenances thereto and equipment, furniture, art work and personal items located thereat;

          (iii) LAS NORIAS. The real property ("LAS NORIAS REAL PROPERTY") more fully described on SCHEDULE 1.2(III) and all movable equipment, machinery and other tangible property located thereon that is not used in the Business and that is described in Attachment A to SCHEDULE 1.2(III);

          (iv) CASH. All cash, marketable securities, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

          (v) BANK ACCOUNTS. All rights with respect to bank accounts of Sellers;

          (vi) INSURANCE. All insurance policies and all rights (including related deposits, prepayments and investments) of every nature and description under or arising out of such policies (except as provided in Section 8.9);

          (vii) BOOKS AND RECORDS. All minute books, stock records and corporate seals other than those of the Purchased Subsidiaries;

          (viii) PRE-CLOSING TAX REFUNDS. All deposits or claims for refund or credit of Taxes and other governmental charges of whatever nature to the extent relating to periods prior to the Closing Date (other than any Transfer Taxes arising out of, in connection with or related to (x) the sale of the Assets pursuant to this Agreement or (y) the assumption of the Assumed Liabilities pursuant to this Agreement) or to the extent they are not derived from or related to the Business;

          (ix) OWNERSHIP INTERESTS. All ownership interests in any Subsidiary or Affiliate of any of the Sellers, other than the Outstanding Equity Securities;

          (x) OTHER ASSETS. The vehicles, other assets and real property described on SCHEDULE 1.2(X) and all right, title and interest of Sellers therein;

          (xi) TEQUILA HERRADURA ACCOUNTS RECEIVABLE. The accounts receivable of Tequila Herradura as of the Closing to the extent included in the Closing Date Excluded Receivables (plus all

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                    receivables for IVA and IEPS in respect of such accounts
                    receivable, the "EXCLUDED RECEIVABLES");

          (xii) PURCHASED RECEIVABLES IVA AND IEPS. All receivables for IVA and IEPS in respect of the Purchased Receivables; and

          (xiii) OTHER MATTERS. All rights of Sellers under this Agreement and the agreements and instruments delivered to Sellers by Buyer pursuant to this Agreement and all other assets of Sellers which are not owned or used by Sellers in the conduct of the Business.

          Section 1.3 ASSUMED LIABILITIES. Subject to the terms and conditions set forth in this Agreement and except as provided in Section 1.4, on the Closing Date, Buyer will assume and thereafter pay, perform and discharge when due the following obligations and liabilities of Sellers with respect to the Business as and to the extent existing on the Closing (the "ASSUMED LIABILITIES"):

          (i) LIABILITIES RELATING TO THE ASSETS. Any liability and obligation to the extent (a) relating to the Assets or the Business (other than the Excluded Assets) and (b) arising out of any circumstance, condition, occurrence or event to the extent occurring after the Closing;

          (ii) TRADE ACCOUNTS PAYABLE. To the extent specifically reflected on the Closing Date Balance Sheet, all trade accounts payable of the Business (including IVA and IEPS included therein) that are payable and existing after the Closing;

          (iii) UNDERGROUND WATER RIGHTS. All obligations and liabilities to the extent arising after the Closing in respect of or relating to the Underground Water Rights;

          (iv) LITIGATION. All liabilities and obligations of any Seller in connection with each Action or Proceeding set forth on
                    SCHEDULE 1.3(iv);

          (v) WASTE WATER TREATMENT PLANT. All liabilities and obligations (other than those liabilities and obligations that relate to or arise out of any act or omission of any Seller prior to the Closing) of any Seller in connection with the construction (including completion thereof) and operation of the waste water treatment plant (the "WWTP") described on
                    SCHEDULE 1.3(V); and

          (vi) OTHER MATTERS. All liabilities and obligations expressly set forth as being assumed or payable by Buyer pursuant to
                    Section 8.3, Section 8.4 or Section 8.5.

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          Section 1.4 LIABILITIES NOT ASSUMED. Except for the Assumed
Liabilities, Buyer will not assume by virtue of this Agreement or the transactions contemplated hereby or otherwise, and will have no liability for, any obligations and liabilities of the Business or the Assets or of any Seller or any of its Affiliates, of any kind, character or description whatsoever, including any liabilities and obligations that relate to or arise out of any occurrence, condition, circumstance or event occurring prior to the Closing (the "EXCLUDED LIABILITIES"). Notwithstanding anything herein to the contrary, the following shall be Excluded Liabilities: any obligations or liabilities for Excluded Taxes or Excluded Claims and, for the avoidance of doubt, any Environmental Claims that relate to or arise out of any occurrence, condition, circumstance or event occurring prior to the Closing. Sellers will pay, perform and discharge in full in a timely manner all of the Excluded Liabilities in accordance with their terms.

          Section 1.5 PURCHASED SUBSIDIARIES. Notwithstanding any other provision of this Agreement, other than Sections 1.2(iii), 1.2(vii) and 9.2(a), it is understood that Buyer is purchasing the Outstanding Equity Securities, and that as such (a) Buyer will not be required to purchase or assume any of the assets or liabilities of any Purchased Subsidiary, (b) the assets and liabilities of each of the Purchased Subsidiaries will remain the assets and liabilities of each such Purchased Subsidiary (subject in the case of liabilities to clause (d)), (c) the assets of each of the Purchased Subsidiaries will not be deemed to be Excluded Assets, and (d) the liabilities of each of the Purchased Subsidiaries (other than those liabilities to the extent both relating to the Assets or the Business and arising out of or relating to any occurrence or event occurring after the Closing) will be deemed to be Excluded Liabilities.

                                   ARTICLE II

                                 PURCHASE PRICE

          Section 2.1 AMOUNT. The aggregate purchase price for the Assets will be (i) an amount equal to the difference between US$876,000,000.00 and the amount of the Closing Excluded Net Receivables (such difference, the "INITIAL PURCHASE PRICE"); and (ii) the assumption by Buyer of the Assumed Liabilities. The Initial Purchase Price will be payable at the Closing upon satisfaction or waiver of each of the conditions set forth in Article VII, and in the manner provided in Section 3.2. The Initial Purchase Price will be subject to adjustment after the Closing as provided in Section 3.3(d) (the Initial
Purchase Price, as so adjusted, the "FINAL PURCHASE PRICE") and does not include Impuesto Especial Sobre Produccion y Servicios ("IEPS") and Impuesto al Valor Agregado ("IVA"). For the avoidance of doubt, Buyer will, as provided in Section 8.3(a) and in addition to the Initial Purchase Price, pay and be solely responsible for any IEPS, IVA and any Transfer Tax arising out of or in connection with the sale of the Assets effected pursuant to this Agreement.

          Section 2.2 ALLOCATION. The Final Purchase Price will be allocated among the Assets in the manner set forth on SCHEDULE 2.2. Each of the parties hereto will not, and will not permit any of its Affiliates to, take a position (except as required pursuant to any final, non-appealable Order) on any Tax Return, before any

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

Governmental Authority or in any judicial proceeding, that is in any way inconsistent with the Final Purchase Price allocation set forth on
SCHEDULE 2.2.

                                   ARTICLE III

             CLOSING DATE; CASH PAYMENTS; PURCHASE PRICE ADJUSTMENT

          Section 3.1 CLOSING. The consummation of the transactions contemplated hereby (the "CLOSING") shall take place at 10:00 a.m., New York time, at the offices of Jones Day, 222 East 41st Street, New York, New York, USA on the second Business Day following the satisfaction or waiver of each of the conditions set forth in Article VII (other than those conditions that are to be satisfied at the Closing), or on such other date or at such other time and place as the parties hereto agree in writing (the date of the Closing, the "CLOSING DATE").

          Section 3.2 CASH PAYMENTS; ESCROW. (a) On or prior to the 10th Business Day prior to the Closing, Parent, on behalf of Sellers, will deliver to Buyer a good faith estimate of (i) Sellers' calculation of the gross amount of the Excluded Receivables (inclusive of IVA and IEPS in respect thereof and excluding any provision for doubtful accounts receivable) as of the Closing, certified by Sellers and prepared in accordance with Mexican FIS and the accounting principles used in the preparation of the Financial Statements and the Interim Financial Statements on a basis consistent with the preparation of the Financial Statements and the Interim Financial Statements, and (ii) Sellers' calculation of the Other Cash Payment. Buyer will promptly review the calculation referred to in clause (i) and clause (ii) of the immediately preceding sentence and if Buyer shall, in good faith, have any objections thereto, Parent and Buyer shall use their respective good faith efforts to resolve such objections and revise Sellers' calculation of the Excluded Receivables and to include in such estimate any changes since the date of delivery of Sellers' calculation in such Excluded Receivables up to and including the Closing Date; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, Sellers will have sole and final control over the preparation of and amounts set forth in the estimate of the Excluded Receivables. For the avoidance of doubt, nothing in the immediately preceding sentence will limit the rights of any party under Section 3.3. At the Closing, Parent, on behalf of Sellers, will deliver to Buyer the statement of the gross amount of the Excluded Receivables as of the Closing certified by Sellers and prepared in accordance with the foregoing sentences of this Section 3.2(a) and incorporating any revisions and changes in accordance with the immediately foregoing sentence (such statement, the "EXCLUDED RECEIVABLES STATEMENT"). The gross amount of the Excluded Receivables included in the Excluded Receivables Statement, net of all IVA and IEPS in respect of such Excluded Receivables and excluding any provision for doubtful accounts receivable, will be the "CLOSING EXCLUDED NET RECEIVABLES." The Closing Excluded Net Receivables will be in Mexican pesos and converted to United States dollars as of the Closing Date based upon the average of the noon buying rates in New York City for cable transfers payable in Mexican pesos, as certified by the Federal Reserve Bank of New York for customs purposes, for each of the 20 Business Days immediately preceding the Closing Date.

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

          (b) At the Closing, (i) Buyer will pay to the Sellers an amount equal to the Other Cash Payment less the sum of (A) the amount of the Escrowed Funds and (B) the Receivables Holdback, by wire transfer of immediately available funds to a bank account designated in writing by Parent, in consideration for the sale, transfer, conveyance and assignment of the Assets (other than the Trademarks) to Buyer pursuant to Section 1.1, and (ii) BFC will pay to Tequila Herradura an amount equal to the difference between the Initial Purchase Price and the Other Cash Payment (such difference, the "TRADEMARK CASH PAYMENT"), by wire transfer of immediately available funds to a bank account designated in writing by Parent, in consideration for the sale, transfer, conveyance and assignment of the Trademarks to BFC pursuant to Section 1.1. Notice of any account to which funds are to be wire transferred as provided above will be delivered to BFC and Buyer at least five Business Days prior to the Closing.

          (c) Notwithstanding the foregoing, $22,000,000 of the Initial
Purchase Price (the "ESCROWED FUNDS") will be delivered by Buyer by wire transfer of immediately available funds to one of the escrow agents set forth on
SCHEDULE 3.2(C) agreed to by Buyer and Parent (or, if none of such escrow agents shall be available to serve in such capacity or the parties hereto otherwise agree in writing, such other major financial institution located in the United States of America agreed to by Buyer and Parent) ("ESCROW AGENT") under an escrow agreement substantially in the form of EXHIBIT A with such changes thereto as Buyer and Sellers may agree (the "ESCROW AGREEMENT") to be entered into on the Closing Date by Sellers, Buyer, BFC and the Escrow Agent.

          Section 3.3 PURCHASE PRICE ADJUSTMENT. (a) No later than the 10th Business Day following May 31, 2007 (the "DETERMINATION DATE"), Buyer will prepare and deliver to the Sellers a statement of Working Capital of the Business as of the Closing Date (the "CLOSING STATEMENT OF WORKING CAPITAL"), a statement of the Excluded Receivables as of the Closing Date (the "CLOSING STATEMENT OF EXCLUDED RECEIVABLES") and a balance sheet of the Business as of the Closing Date (the "CLOSING DATE BALANCE SHEET", and together with the Closing Statement of Working Capital and the Closing Statement of Excluded Receivables, the "CLOSING STATEMENTS"). Parent and its accountant, in the name and on behalf of Sellers, will have the right to participate in the preparation of the Closing Statements, including by having the right to consult with Buyer concerning the method of presentation and formulation of the Closing Statements, and Buyer will consider in good faith the comments of Parent with respect thereto; PROVIDED, HOWEVER, that, notwithstanding anything herein to the contrary, but without in any way limiting or affecting Sellers' or Parent's right to object as provided in Section 3.3(c), Buyer will have sole and final control over the preparation of and amounts set forth in the Closing Statements to be delivered to Sellers as provided in the first sentence of this Section 3.3(a). The Closing Date Balance Sheet will consist of the assets and liabilities transferred to Buyer pursuant to this Agreement. The Closing Statement of Working Capital will be derived from the Closing Date Balance Sheet, present Closing Date Working Capital in reasonably sufficient detail to determine any amounts owing to Buyer or Parent under this Section 3.3, be presented in substantially the form of SCHEDULE 3.3 and include only those assets and liabilities transferred to Buyer hereunder. The Closing Statement of

Working Capital and Closing Date Balance Sheet will be prepared in accordance with Mexican FIS and the accounting principles used in the preparation of the Financial Statements and Interim Statements, including those set forth on
SCHEDULE 3.3, applied on a basis consistent with the preparation of the Financial Statements and Interim Statements except as otherwise provided on
SCHEDULE 3.3, and in accordance with any other methodologies set forth on
SCHEDULE 3.3. The Closing Statement of Excluded Receivables will present Closing Date Excluded Receivables in reasonably sufficient detail to determine any amounts owing to Buyer or Parent under this Section 3.3 and be prepared in accordance with Mexican FIS and the accounting principles used in the preparation of the Financial Statements and the Interim Financial Statements on a basis consistent with the preparation of the Financial Statements and the Interim Financial Statements and otherwise consistent with the calculation of the Closing Excluded Net Receivables in accordance with Section 3.2(a). All calculations under this Section 3.3 will be in Mexican pesos and converted to United States dollars as of the Closing Date based upon the average of the noon buying rates in New York City for cable transfers payable in Mexican pesos, as certified by the Federal Reserve Bank of New York for customs purposes, for each of the 20 Business Days immediately preceding the Closing Date.

          (b) Parent will notify Buyer in writing of any objection to the calculation of the Closing Statement of Working Capital, the Closing Statement of Excluded Receivables or the Closing Date Balance Sheet no later than 30 days after Buyer's delivery of the Closing Statements to Parent. Such notice of objection will specify in reasonable detail such items that Parent believes are not calculated properly and the reasons therefor. Buyer and Parent will negotiate in good faith to resolve such disputed items. In the event that Buyer and Parent shall not have resolved all such items in writing within 30 days after such notice of objection, such parties will forthwith jointly submit all unresolved disputed items to the Mexican affiliate of KPMG International or, if the Mexican affiliate of KPMG International is not willing or able to undertake such engagement, the Mexican affiliate of Ernst & Young, or, if the Mexican affiliate of Ernst & Young is not willing or able to undertake such engagement, a mutually acceptable internationally recognized firm of independent public accountants that has no current (or, within the two years prior to the Closing Date, past) material audit relationship with any party hereto) (the "ACCOUNTANT") for resolution. The Accountant will, within 30 days after such submission, make a determination of those disputed items in accordance with this Agreement. The decision of the Accountant will be delivered in a written report addressed to Buyer and Parent and will be binding and conclusive upon the parties hereto. The costs and fees of the Accountant will be borne one-half by Buyer and one-half by Parent.

          (c) The Working Capital set forth in the Closing Statement of Working Capital (as adjusted, if a proper notice of objection is received in accordance with Section 3.3(b), by the written agreement of Parent and Buyer and/or the written report prepared by the Accountant in accordance with Section 3.3(b)) is referred to as the "CLOSING DATE WORKING CAPITAL", and the Excluded Receivables set forth in the Closing Statement of Excluded Receivables (as adjusted, if a proper notice of objection is received in accordance with Section 3.3(b), by the written agreement of Parent and

Buyer and/or the written report prepared by the Accountant in accordance with
Section 3.3(b)) is referred to as the "CLOSING DATE EXCLUDED RECEIVABLES."

          (d) (i) If the Closing Date Working Capital is less than the difference between (i) the Target Working Capital and (ii) 5,000,000 Mexican pesos, the Initial Purchase Price will be reduced by the aggregate amount of the difference between the Target Working Capital and the Closing Date Working Capital. If the Closing Date Working Capital is greater than the sum of (i) the Target Working Capital and (ii) 5,000,000 Mexican pesos, the Initial Purchase Price will be increased by the aggregate amount of the difference between the Closing Date Working Capital and the Target Working Capital. If the Closing Date Working Capital is at least equal to the difference between (i) the Target Working Capital and (ii) 5,000,000 Mexican pesos but less than or equal to the sum of (A) the Target Working Capital and (B) 5,000,000 Mexican pesos, the Initial Purchase Price will not be adjusted pursuant to this Section 3.3(d)(i).

           (ii) If the Closing Date Excluded Receivables is less than the Closing Excluded Net Receivables, the Initial Purchase Price will be increased by the aggregate amount of the difference between the Closing Excluded Net Receivables and the Closing Date Excluded Receivables. If the Closing Date Excluded Receivables is greater than the Closing Excluded Net Receivables, the Initial Purchase Price will be reduced by the aggregate amount of the difference between the Closing Date Excluded Receivables and the Closing Excluded Net Receivables. If the Closing Date Excluded Receivables is equal to the Closing Excluded Net Receivables, the Initial Purchase Price will not be adjusted pursuant to this Section 3.3(d)(ii).

           (iii)The aggregate amount of the reduction to the Initial Purchase Price in accordance with this Section 3.3(d) (taking into account the net effect of any increases or reductions in the Initial Purchase Price pursuant to Section 3.3(d)(i) and Section 3.3(d)(ii)), if any, is referred to herein as the "SHORTFALL", and the aggregate amount of the increase in the Initial Purchase Price in accordance with this Section 3.3(d), if any, is referred to as the "OVERAGE".

          (e)   Notwithstanding the foregoing:

                (i) if the Initial Purchase Price is reduced as provided in
     Section 3.3(d), then (A) if the Shortfall is less than or equal to the Receivables Holdback, Buyer will (1) pay Parent, on behalf of Sellers, an amount equal to the difference, if any, between the Receivables Holdback and the Shortfall and (2) retain from the Receivables Holdback an amount, if any, equal to the difference between the Receivables Holdback and the amount referred to in the immediately preceding clause (1); and (B) if the Shortfall is greater than the Receivables Holdback, Buyer will (1) retain the Receivables Holdback and (2) Parent, on behalf of Sellers, will pay Buyer an amount equal to the difference between the Shortfall and the Receivables Holdback; and

               (ii) if the Initial Purchase Price is increased or if there is no adjustment to the Initial Purchase Price, in each case, as provided in Section

     3.3(d), Buyer will pay to Parent, on behalf of Sellers, (A) the entire amount of the Receivables Holdback and (B) an amount equal to the Overage, if any.

               (f) Any amounts (including amounts released to Sellers from the Receivables Holdback) required to be paid as provided in Section 3.3(e) will be paid by bank wire transfer of immediately available funds to an account designated in writing by the party entitled to receive such payment and will bear interest from the Closing Date to the date of payment at the prime rate as reported in the WALL STREET JOURNAL on the Business Day immediately prior to the Closing Date, which interest will be paid on the same date as such payment.

               (g) In the event that Buyer shall receive any payments in respect of the Purchased Receivables after the Closing and prior to the Determination Date, Buyer will pay to Parent an amount equal to the portion of such payment attributable to IVA and IEPS. For purposes of determining the portion of the payment attributable to IVA and IEPS, the payment received by Buyer will be deemed to consist of a payment in respect of the Purchased Receivables plus the applicable IVA and IEPS on such payment such that the sum of such payment and IVA and IEPS is equal to the total payment received.

          Section 3.4 ACCOUNTS RECEIVABLES. From the date hereof until the Closing, Sellers will maintain the accounts receivable to be included in the Purchased Receivables and the Excluded Receivables in the ordinary course of business consistent with past practice (including by continuing to sell the Products, and to conduct the Business, of Tequila Herradura as currently conducted through that Person and by continuing to sell the Products, and to conduct the Business, of Comercializadora as currently conducted through that Person) and otherwise consistent with the terms set forth on SCHEDULE 3.4, and Sellers will not, other than in the ordinary course of business consistent with past practice and otherwise consistent with the terms set forth on SCHEDULE 3.4,
(i) modify payment terms of the accounts receivable to be included in the Purchased Receivables or the Excluded Receivables (including by accelerating payment thereof) or (ii) grant any payment discounts or other similar inducements with respect to such accounts receivable, including in order to accelerate or discount payment thereof.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers represent and warrant as of the date hereof and as of the Closing Date to Buyer as follows:

          Section 4.1 ORGANIZATION, POWER, STANDING AND QUALIFICATION. Each of the Purchased Subsidiaries and Sellers (other than the Romo de la Pena Brothers) is a corporation (SOCIEDAD ANONIMA DE CAPITAL VARIABLE) duly incorporated and validly existing under the laws of Mexico, and has all requisite corporate power and authority to own, lease, use and operate the portion of the Assets owned by it and to carry on the Business as currently conducted by it. With respect to the Business, each of the Sellers and the Purchased Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the ownership of the portion of the Assets owned by it and the conduct of the Business by it makes such qualification or good standing necessary, except for any failure to be so qualified or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to the Sellers, (a) each of Sellers (other than the Romo de la Pena Brothers) has all requisite corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party, and (b) in the case of each Seller that is an individual, he is a Mexican national, either single or married under the marital regime set forth in SCHEDULE 4.1, with legal capacity to execute and deliver this Agreement and the other Ancillary Agreements to which such Seller is a party, and to perform his obligations hereunder and thereunder, and, in the case of each Seller that is an individual married, but not under separate asset regime (SEPARACION DE BIENES), then the valid and binding requisite consent of the spouse of such individual Seller is attached to SCHEDULE 4.1 hereof.

          Section 4.2 DUE AUTHORIZATION. The execution and delivery by each of the Sellers of this Agreement and each Ancillary Agreement to which it is a party, the performance by each of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby, where applicable, have been duly and validly authorized by all necessary corporate (including all required approvals and consents by the shareholders and board of directors) action on the part of each such Seller. No additional authorization, registration or notification of or to any shareholder or board of directors or other corporate action is required for the execution and performance by the Sellers of this Agreement or the Ancillary Agreements that has not been obtained in full as of the date hereof. This Agreement has been duly and validly executed and delivered by Sellers and is a valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms, and each Ancillary Agreement to which a Seller is a party will, upon the Closing, be duly and validly executed and delivered by the Sellers and be a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except, in respect of this Agreement and each such Ancillary Agreement, as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) with respect to a Seller that is an individual, as described in SCHEDULE 4.1.

          Section 4.3 OUTSTANDING EQUITY SECURITIES. (a) The entire authorized, issued and outstanding capital stock of each of the Purchased Subsidiaries and the number of shares of such capital stock that are issued and outstanding is set forth on SCHEDULE 4.3(A); there are no other Outstanding Equity Securities in either Purchased Subsidiary. Other than pursuant to this Agreement, there are no contracts or other agreements providing for the issuance, sale or transfer of, or otherwise relating to, the Outstanding Equity Securities. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Purchased Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock, equity securities or voting interests. Each of the Purchased Subsidiaries does not own or have any contract or other agreement to acquire any option, warrant, subscription, equity securities or other securities of any Person or any direct or indirect equity or other ownership interest in any other business.

          (b) SCHEDULE 4.3(A) sets forth the name and, as applicable, jurisdiction of organization of the record and beneficial holders of the Outstanding Equity Securities. Each of such holders has good and valid title to all of the Outstanding Equity Securities as set forth on SCHEDULE 4.3(A), in each case, free and clear of any and all Liens other than under applicable Law. All of the Outstanding Equity Securities have been duly authorized, are validly issued, fully paid and non-assessable and are not subject to any preemptive or subscription rights (and were not issued in violation of any preemptive or subscription rights). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the holders set forth on SCHEDULE 4.3(A) to sell or otherwise transfer any of the Outstanding Equity Securities.

          (c) Complete and correct copies of the articles of incorporation and by-laws, as amended, and the corporate books of each of the Purchased Subsidiaries have been made available to Buyer, including the Stock Registry Books (LIBRO DE REGISTRO DE ACCIONISTAS), the Capital Variations Registry Books (LIBRO DE REGISTRO DE VARIACIONES DE CAPITAL), the Shareholders' Meetings Minutes Books (LIBRO DE REGISTRO DE ACTAS DE ASAMBLEAS) and the Board of Directors' Meetings Minutes Book (LIBRO DE REGISTRO DE ACTAS DE SESIONES DEL CONSEJO DE ADMINISTRACION), and such minute books contain complete and accurate records of all meetings held by the board of directors and shareholders of each of the Purchased Subsidiaries and of all corporate actions authorized at such meetings since its respective date of incorporation. The corporate books and records of each of the Purchased Subsidiaries have been maintained in accordance with the requirements of applicable Laws.

          Section 4.4 FREEDOM TO CONTRACT. Except as set forth on SCHEDULE 4.4, the execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the certificate of incorporation or by-laws (or their equivalent organizational documents) of any Seller or any Purchased Subsidiary, (ii) result in the imposition of any Lien under, cause the acceleration of any material obligation under, result in a material breach of, constitute a default under or otherwise violate or conflict with the terms, conditions or provisions of, any material note, indenture, trust, pledge, mortgage, lease, guaranty or other agreement or instrument to which any Seller or any Purchased Subsidiary is a party or by which any Seller or any Purchased Subsidiary is bound or which is otherwise included in the Assets, (iii) result in a material breach or violation by any Seller or any Purchased Subsidiary of any of the terms, conditions or provisions of any Law or Order or (iv) (A) except for filings by Buyer under Mexican Federal Economic Competition Laws, including the preparation and submittal of any and all filings required before the Mexican Federal Competition Commission (COMISION FEDERAL DE COMPETENCIA) as described in Section 6.2 and issuance of a non-objection opinion from the Mexican Federal Competition Commission,

(B) except for filings under the HSR Act as described in Section 6.2 and the expiration or termination of the applicable waiting period under the HSR Act, and (C) except for filings (if required by law) under the German Act Against Restraints of Competition (GESETZ GEGEN WETTBEWERBSBESCHRAENKUNGEN) (the "GERMAN COMPETITION ACT") as described in Section 6.2 and the expiration or termination of the applicable waiting periods under the German Competition Act, require any consent or approval of, filing with or notice to, any Governmental Authority.

          Section 4.5 ASSETS. (a) TANGIBLE PROPERTY. SCHEDULE 4.5(A) sets forth a true, correct and complete list, as of the date of this Agreement, of each material item of Tangible Property owned by Sellers or the Purchased Subsidiaries and used with respect to the conduct of the Business. None of the Tangible Property included in the Assets is subject to any Lien other than a Permitted Lien and other than as set forth on SCHEDULE 4.5(A). Except as set forth on SCHEDULE 4.5(A), no contract or other agreement to which any of the Sellers or any Purchased Subsidiary is a party or by which any of them or any of their assets, rights or properties is bound exists that would materially impede or prevent Sellers from selling, assigning, transferring, conveying and delivering to Buyer all of the Sellers' and, through the sale, assignment, transfer, conveyance and delivery of the Outstanding Equity Securities to Buyer, the Purchased Subsidiaries' right, title and interest in and to the Tangible Property that is material to the Business. SCHEDULE 3.3 includes a list of the amount and age of the agave plants under the Agave Contracts or owned by Sellers as of June 30, 2006 and included in the Assets, such list is based on Tequila Herradura's program of physical taking of agave inventory, and since June 30, 2006, the amount and quality of such agave plants have not changed in any material respect other than in the ordinary course of business consistent with past practice.

          (b) INTELLECTUAL PROPERTY.

               (i) SCHEDULE 4.5(B)(I) sets forth a true, correct and complete list, as of the date of this Agreement, of all trademark registrations, trademark applications and domain name registrations owned, registered or used by Sellers or their Affiliates in or with respect to the conduct of the Business (whether or not used or registered before any Governmental Authority). The Intellectual Property included in the Assets is all of the Intellectual Property necessary to conduct the Business in all material respects as currently conducted. Except as set forth on SCHEDULE 4.5(B)(I), the Sellers and their Affiliates possess or otherwise own all right, title and interest in and to the Intellectual Property set forth on SCHEDULE 4.5(B)(I) or otherwise included in the Assets, free of all Liens (other than Permitted Liens), and owns such Intellectual Property outright. CEM does not possess or otherwise own any right, title or interest in and to any Intellectual Property set forth on SCHEDULE 4.5(B)(I). All material registrations and applications in relation to such Intellectual Property have been registered, filed and/or issued in or by the appropriate registry for the benefit of Sellers or their Affiliates, are unexpired and subsisting, and have not been abandoned or cancelled. Except as set forth in SCHEDULE 1.3(IV), none of the Intellectual Property set forth on
     SCHEDULE 4.5(B)(I) or otherwise included in the Assets

     (1) infringes upon, misappropriates or violates (and within the last five years, has not infringed, misappropriated or violated) the rights of any other Person in any material respect, (2) is infringed upon, misappropriated, misused, or violated (and within the last five years has not been infringed upon, misused or violated) by any other Person in any material respect, (3) is the subject of a written notice or a pending or, to the knowledge of the Sellers, threatened claim and there has been no such pending, or to the knowledge of Sellers, threatened claim in the last five years either (x) asserting any infringement on or by any other Person or (y) challenging the legality, validity, enforceability, use or ownership of the Intellectual Property or (4) is subject to any outstanding injunction, judgment, order, decree or ruling that would challenge the ownership or use thereof. No claim is pending or, to the Sellers' knowledge, has been threatened to the effect that the present or past operations of the Sellers, their Affiliates or the Business infringe or conflict in any material respect with the rights of others in respect of any Intellectual Property or any intellectual property rights of others. Except as set forth on SCHEDULE 4.5(B)(I), no contract or other agreement to which any of the Sellers or their Affiliates is a party or by which any of them or any of their assets, rights or properties is bound exists which would impede or prevent Sellers from selling, assigning, transferring, conveying and delivering to Buyer or BFC, as provided herein, the entire right, title and interest in and to any Intellectual Property that, individually or in the aggregate, is material to the Business. Immediately after the Closing, Buyer or a designee of Buyer will own all of the Intellectual Property included in the Assets free and clear of all Liens (other than Permitted Liens and Liens created, or suffered or permitted to exist after the Closing by BFC, Buyer or its Affiliates), and BFC, Buyer or Buyer's designee will own or have the right to use in the operation of the Business all of the Intellectual Property necessary to run the Business, on terms and conditions substantially the same as those in effect immediately prior to the Closing.

               (ii) The Intellectual Property includes complete and accurate written instructions (including those currently in use by the Sellers, their Affiliates or the Business) of all formulae and processes (including for additives) for the manufacture of each of the tequila and tequila-based products (including ready-mixed beverages) produced or sold by the Sellers or the Business (whether historically or currently) or in development for production or sale by the Sellers or the Business (such products, collectively, the "PRODUCTS"), true and complete copies of which instructions will be delivered to the Buyer at least 30 days before Closing in accordance with Section 6.6 of this Agreement. Such instructions shall include the ISO 9000 Certification, lists and specifications of all ingredients, the name and address of each manufacturer and each supplier (if different) of such ingredients (other than agave, which is separately addressed under this Agreement), and each vendor from whom the Sellers, the Purchased Subsidiaries or the Business purchases (or, during the past five years, has purchased) each ingredient, a description of any special requirements for storage of ingredients, and a description of all processes for the manufacturing of the Products, including fermentation, distillation, aging, rectifying, processing, handling, storing and bottling. Such written instructions are sufficient for a competent individual reasonably experienced in distillery operations, following such instructions and using the facilities of the Business, to manufacture the Products identical to those currently manufactured by the Business. Except in connection with New Mix products, each ingredient used in the Products is a naturally occurring substance and no ingredient used is subject to industrial property rights of third parties. Except as set forth on SCHEDULE 4.5(B)(II), the ingredients have been the same for the Products for at least three years or, if later, their introduction. There is not currently, nor is there reasonably expected to be, any shortage in availability of any ingredient required for the manufacture of the Products. There are at least two suppliers of each ingredient (other than agave) in sufficient quantities to meet projected requirements for the Products at competitive costs.

          (c) OWNED REAL PROPERTY AND REAL PROPERTY LEASES.

               (i) SCHEDULE 4.5(C)(I) contains legal descriptions, addresses and tax parcel and catastral identification numbers (NUMEROS DE REGISTRO PREDIAL Y CATASTRAL), in each case, as of the date of this Agreement, of all Owned Real Property included in the Assets and each Seller's or the Purchased Subsidiary's interest therein. The Owned Real Property described on SCHEDULE 4.5(C)(I) and the Hacienda comprise all material real property interests (other than the Excluded Assets described under Section 1.2(ii)) used in the conduct of the Business. Sellers have made available to Buyer true, correct and complete copies of (A) the most recent title deeds relating to the Owned Real Property and (B) all contracts and other agreements evidencing, creating or constituting material Liens on the Owned Real Property. Except as set forth on SCHEDULE 4.5(C)(I), the Owned Real Property is in material compliance with all applicable Laws and its current use is permitted under applicable Laws.

               (ii) SCHEDULE 4.5(C)(II) sets forth a true, correct and complete list, as of the date of this Agreement, of all Real Property Leases and all material amendments or modifications thereto to which any Seller or Purchased Subsidiary is a party or by which any of them or any of their assets, rights or properties are bound and which relate to the conduct of the Business. Sellers have heretofore delivered to Buyer true, correct and complete copies of all of such Real Property Leases and all amendments thereto.

          (d) MATERIAL CONTRACTS. SCHEDULE 4.5(D) sets forth a true, correct and complete list, as of the date of this Agreement, of each of the following contracts and other agreements to which any Seller or any Purchased Subsidiary is a party or by which any of them or any of their assets, rights or properties are bound and which relate to the conduct of the Business (other than contracts and other agreements which (x) are not included in the Assumed Liabilities or (y) are not included in the Assets) (collectively, the "MATERIAL CONTRACTS"):

               (i) contracts and other agreements for the future acquisition or sale of any assets involving $500,000 individually (or in the aggregate, in the case of any related series of contracts and other agreements), other than acquisitions or sales of Inventory in the ordinary course of business;

               (ii) all material contracts and other agreements relating to the supply of materials, including bottles, bottle caps and labeling and packaging, related to the Business to any Seller or any Purchased Subsidiary;

               (iii) all contracts and other agreements relating to the cultivation or administration of land for the sowing, harvesting or trade of agave by means of leaseholds, sharecropping agreements (CONTRATOS DE APARCERIA) or any contracts and other agreements entered into for such purpose by any Seller or its Affiliate, or for the acquisition of agave, agave seeds and other agricultural products related to the Business from any Person (the "AGAVE CONTRACTS");

               (iv) all material contracts and other agreements relating to the distribution of alcoholic and non-alcoholic beverages by any Seller or any Purchased Subsidiary or on behalf of any Seller or any Purchased Subsidiary;

               (v) contracts and other agreements relating to joint ventures or partnerships;

               (vi) contracts and other agreements that require or would reasonably be expected to require future aggregate payments to or from any Seller or any Purchased Subsidiary in any one year of more than $500,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

               (vii) contracts and other agreements that contain any exclusive dealing arrangements;

               (viii) contracts and other agreements containing covenants of any Seller or any Purchased Subsidiary prohibiting or materially limiting its or any of its Affiliates' right to compete in any line of business, prohibiting or restricting its or any of its Affiliates' ability to conduct business with any Person or in any geographical area or prohibiting or restricting its or any of its Affiliates' ability to solicit or hire any Person;

               (ix) contracts and other agreements relating to the acquisition by any Seller or any Purchased Subsidiary of any operating business, the capital stock of any other Person or, except for Inventory and Tangible Property acquired in the ordinary course of business, any other assets or property (real or personal) for an aggregate purchase price of more than $500,000 (or in the aggregate, in the case of any series of contracts and other agreements);

               (x) contracts and other agreements that require or would reasonably be expected to require the payment by or to any Seller or any Purchased Subsidiary of a royalty, override or similar commission or fee of more than $500,000 in any one year;

               (xi) all collective bargaining agreements and union contracts and other agreements;

               (xii) contracts and other agreements (other than labor agreements covered by clause (xi) above) providing for the indemnification of any Person (other than indemnification mandated by applicable Mexican Law);

               (xiii) contracts and other agreements relating to the creation of Liens or the guarantee of the payment of liabilities or performance of obligations of any other Person by any Seller or any Purchased Subsidiary;

               (xiv) contracts and other agreements pursuant to which any Person has granted to any Seller or any Purchased Subsidiary or has been granted by any Seller or any Purchased Subsidiary the right to use or purchase any Tangible Property or Intellectual Property and that involve or would reasonably be expected to involve the payment of amounts in excess of $500,000 in any year; and

               (xv) contracts and other agreements entered into outside the ordinary course of business or that are otherwise material to the Business.

True, correct and complete copies of all of the Material Contracts have been delivered or made available by Sellers to Buyer.

          (e) VALIDITY OF REAL PROPERTY LEASES AND CONTRACTS. Except as disclosed on SCHEDULE 4.5(E), each of the Real Property Leases and Contracts is a valid and binding agreement of the applicable Seller or the applicable Purchased Subsidiary, enforceable against such Seller or Purchased Subsidiary in accordance with its terms, and, to the knowledge of Sellers, of each other party thereto, except as such enforcement may be limited by: (A) bankruptcy (CONCURSO MERCANTIL), insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and none of Sellers and the Purchased Subsidiaries is in default in any material respect under any of such Real Property Leases or Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the knowledge of Sellers, no other party to any such Real Property Lease or Contract is in default in any material respect thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default.

          (f) PERMITS. SCHEDULE 4.5(F) contains a complete list, as of the date of this Agreement, of all material Permits issued to Sellers and their Affiliates that are currently used or otherwise required by Sellers or their Affiliates in connection with the Business or the Assets. All such material Permits are valid, binding and in full force and effect in all material respects; and to the knowledge of Sellers, no suspension or cancellation of such Permits has been threatened and Seller is in material compliance with all such Permits. The Permits set forth on SCHEDULE 4.5(F) are all material Permits necessary for Sellers and their Affiliates to operate the Business and the Assets as presently operated.

          Section 4.6 FINANCIAL INFORMATION. (a) Sellers have attached as
SCHEDULE 4.6(A)-1 true, correct and complete copies of (i) the audited consolidated balance sheet of Parent and the balance sheet of each of the Purchased Subsidiaries, each as of December 31, 2005, December 31, 2004 and December 31, 2003 and the related audited consolidated statements of operations for each of the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 and footnotes thereto and the related audit report of Galaz, Yamazaki, Ruiz Urquiza, S.C., Member of Deloitte Touche Tohmatsu, independent auditor of Parent and the Purchased Subsidiaries (collectively, the "FINANCIAL STATEMENTS"); and (ii) the unaudited consolidated balance sheet of Parent, as well as the unaudited balance sheet of each of the Purchased Subsidiaries, each as of June 30, 2006, and the related unaudited consolidated, as applicable, statement of operations for the six-month period then ended (collectively, the "INTERIM FINANCIAL STATEMENTS"). SCHEDULE 4.6(A)-2 sets forth a true, correct and complete list of all costs and expenses included in the Financial Statements for the year ended December 31, 2005 and in the Interim Financial Statements that do not affect the Business (including the results of operations or performance thereof as presented in the Financial Statements for the year ended December 31, 2005 and in the Interim Financial Statements).

          (b) Except as disclosed on SCHEDULE 4.6(B), the Financial Statements
(i) present fairly in all material respects the consolidated financial position and results of operations of the Parent, as of the respective dates thereof and for the respective periods covered thereby, (ii) were compiled from books and records regularly maintained by Parent's management used to prepare the financial statements of the Parent in accordance with the principles stated therein and (iii) were prepared in accordance with Mexican FIS, consistently applied for all such dates and periods. Except as disclosed on SCHEDULE 4.6(B), the Interim Financial Statements (i) present fairly in all material respects the consolidated financial position and results of operations of the Parent at the date and for the period indicated, (ii) were compiled from books and records regularly maintained by Parent's management used to prepare the financial statements of the Parent in accordance with the principles stated therein and
(iii) were prepared in accordance with Mexican FIS, except for the absence of footnote disclosure and customary year-end adjustments. With respect to the fiscal periods covered by the Financial Statements and the Interim Financial Statements, no auditor of Parent, any other Seller or any Purchased Subsidiary or the Business has issued any report or opinion in connection with the audit of the financial statements of Parent, any other Seller, any Purchased Subsidiary or the Business (including the Financial Statements and the Interim Financial Statements) that contains any qualification or exception to such report or opinion that questions the treatment or classification of any item in such financial statements related to or arising from the Business (including the Financial Statements and the Interim Financial Statements).

          (c) Parent is not aware of (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting.

          (d) Since January 1, 2003, (i) neither Parent nor any of its Subsidiaries nor, to the knowledge of Sellers, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent has reported to such Persons or to any director, executive officer or in-house counsel of such Persons evidence of a material violation of Law, breach of fiduciary duty or similar violation by Parent, any of its Subsidiaries or any of their respective officers, directors, employees or agents acting on behalf of Parent or any of its Subsidiaries.

          Section 4.7 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto and except as set forth on SCHEDULE 4.7, since December 31, 2005, there has not been any change, or any event or development (including any damage, destruction or loss, whether or not covered by insurance) which, individually or together with other such events, would reasonably be expected to result in a Material Adverse Effect. None of the Sellers and the Purchased Subsidiaries had any liabilities as of December 31, 2005, and none of the Sellers and the Purchased Subsidiaries has incurred any liabilities since December 31, 2005, other than (i) liabilities incurred in the ordinary course of business of the Business consistent with past practice, (ii) liabilities which individually or in the aggregate are not material to the Business and (iii) liabilities which are not Assumed Liabilities. Without limiting the generality of the foregoing, except as set forth on SCHEDULE 4.7, since December 31, 2005, none of the Sellers and the Purchased Subsidiaries has:

               (i) permitted the subjection of or subjected any of the Assets to any Liens, except Permitted Liens;

               (ii) (A) acquired (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof, or any other assets, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice or (B) sold, assigned, leased, transferred or otherwise disposed of (whether by merger, consolidation, dividend, distribution or disposition of stock or assets or otherwise) any Assets other than the sale of Inventory in the ordinary course of business consistent with past practice;

               (iii) released, compromised, waived or canceled any debts or claims, except in the ordinary course of business consistent with past practice and involving only the payment of moneys;

               (iv) (A) with respect to any Purchased Subsidiary, amended its by-laws (ESTATUTOS SOCIALES) or taken any action with respect to any such amendment or any recapitalization, transformation, reorganization, liquidation or dissolution of any such Purchased Subsidiary; (B) authorized, issued, sold, granted or otherwise disposed of any shares of capital stock of, or any option with respect to, such Purchased Subsidiary, or modified or amended any right of any holder of outstanding shares of capital stock of, or any option with respect to, such Purchased Subsidiary;
     (C) directly or indirectly redeemed, purchased or otherwise acquired any capital stock of, or any option with respect to, such Purchased Subsidiary, or reclassified, combined, split, subdivided any of the capital stock of such Purchased Subsidiary; and (D) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock or property, with respect to any capital stock or other equity or ownership interest in such Purchased Subsidiary;

               (v) terminated, materially modified or allowed to lapse any Real Property Lease or any contracts and other agreements (including any sharecropping agreement) whereby the use, management, cultivation, sowing or harvesting of land is granted to such Seller or any Purchased Subsidiary;

               (vi)  sold, transferred or conveyed any material property;

               (vii) released, compromised or waived any material rights of value or suffered any material loss;

               (viii) settled or compromised any litigation or investigation if such litigation or investigation would reasonably be expected to impose any material obligation or liability on or in respect of the Assets or the Assumed Liabilities;

               (ix) granted any license or sublicense, or disposed of, sold, encumbered or otherwise transferred any rights under or with respect to the Intellectual Property;

               (x) (A) increased the salary, wages, compensation, or benefits payable to any Business Employee (other than any increases required pursuant to a Plan as in effect prior to the date hereof or increases in salary or wages of employees other than officers, or as required by the terms of a Collective Bargaining Agreement as in effect prior to the date hereof, in each case in the ordinary course of business consistent with past practice) or paid any amounts not otherwise due, (B) entered into, adopted, made or granted any material increase in, amended in any material respect, or terminated, any Plan or (C) granted or accelerated the vesting of any incentive awards for the benefit of any Business Employee;

               (xi) made any material change in accounting principles, practices or policies from those utilized in the preparation of the Financial Statements;

               (xii) paid, loaned, or advanced any amount to, or sold, transferred or leased any of its assets to, or entered into any agreement or arrangement with, any of the other Sellers, any Purchased Subsidiary or any of its or their respective Affiliates or directors, officers or employees, except in the ordinary course of business consistent with past practice;

               (xiii) failed to comply in all material respects with all applicable Laws and Orders relating to the Business, or cancelled, amended, assigned or otherwise transferred any or all the Permits relating to the Business;

               (xiv) amended, modified, entered into, renewed, failed to renew or terminated any material contract or other Material Contract or entered into any contract or other agreement that would, if entered into on the date hereof, have been a Material Contract;

               (xv) entered into or accepted any material purchase orders or otherwise shipped or sold or committed to ship or sell any Products other than in the ordinary course of business consistent with past practice;

               (xvi) sold finished Products to wholesalers or distributors in quantities that are not consistent with past practice;

               (xvii) solely with respect to any Purchased Subsidiary (A) made, changed or revoked any material election relating to Taxes, (B) settled or compromised any material claim relating to Taxes, (C) prepared any Tax Returns in a manner that is inconsistent in any material respect with the past practice with respect to the treatment of material items on such Tax Returns, (D) incurred any material liability for Taxes other than in the ordinary course of business, or (E) filed an amended Tax Return or a claim for refund;

               (xviii) commenced or terminated any material line of business;

               (xix) received written notice from any supplier that such supplier has ceased or will cease to do business with any Seller; or

               (xx) committed or agreed to, or authorized, any of the foregoing actions.

          Section 4.8 TITLE TO PROPERTY. Each Seller has, and at the Closing will convey to Buyer, good and valid title to all the Assets (except for Real Property Leases and leasehold and licensed interests in Tangible Property and in Intellectual Property) free and clear of any Liens, except for (i) assets and properties disposed of in the ordinary course of business, (ii) Permitted Liens and (iii) in the case of the Owned Real Properties, the Real Property Encumbrances. There are no outstanding agreements, options, rights of first refusal or commitments of any nature obligating Sellers or any Purchased Subsidiary to transfer any of the Assets or rights or interests therein to any other person or entity, and, as of and immediately after the Closing, there will be no leases, subleases, licenses or other rental agreements or occupancy agreements (including sharecropping agreements) which grant any right of use or possessory interest in and to any space situated on or in the Owned Real Property.

          Section 4.9 SUFFICIENCY OF ASSETS; CONDITION OF PROPERTY. Except for the Excluded Assets, the Assets are the only assets, properties, rights and interests used by any Seller, any Affiliate of a Seller or any Purchased Subsidiary in connection with the Business. The Assets constitute all the assets necessary to conduct the Business in substantially the same manner as conducted by Sellers and their Affiliates (including the Purchased Subsidiaries) prior to the date of this Agreement. All material items of Tangible Property owned or used by each Seller and each Purchased Subsidiary in the conduct of the Business and included in the Assets are in good operating condition, normal wear and tear excepted.

          Section 4.10 TRANSACTIONS WITH AFFILIATES; ENTIRE BUSINESS. Except as set forth on SCHEDULE 4.10, (i) none of Sellers, the Purchased Subsidiaries and their respective shareholders, executive officers, directors and any Affiliates
(x) provides or causes to be provided any assets, services or facilities to the Business (other than, in the case of executive officers and directors, such Persons' services to the Business in their capacity as such) or (y) is a party to any contract with or binding upon any Purchased Subsidiary, or binding upon the Business or any of its assets or otherwise included in the Assumed Liabilities, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any Seller, any Purchased Subsidiary or any of their shareholders, executive officers, directors and any of the foregoing Persons' Affiliates. Except as set forth on SCHEDULE 4.10, the conveyance of the Assets will convey to Buyer the entire Business, except for the Excluded Assets, the Excluded Liabilities and assets and properties disposed of in the ordinary course of business prior to the Closing without violation of this Agreement.

          Section 4.11 LITIGATION. Except as described in SCHEDULE 4.11: (a) there is no material Action or Proceeding pending or, to the knowledge of Sellers, threatened since December 31, 2003 against any Seller or any Purchased Subsidiary or any of their respective Affiliates which relates to the Business, the Assets, the Assumed Liabilities or the Purchased Subsidiaries (including any claim involving use of or exposure to any of the Products (or any part or component) designed, manufactured, serviced or sold, or services performed, by the Business); and (b) there is no Order (x) to which any Seller, any Purchased Subsidiary or any of their respective Affiliates is subject which relates to the Business, the Assets, the Assumed Liabilities or any Purchased Subsidiary, or
(y) to which any Seller, any Purchased Subsidiary or any of their respective Affiliates is subject which would reasonably be expected to adversely affect or restrict the ability of Sellers to consummate the transactions contemplated by this Agreement.

          Section 4.12 COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 4.12, (i) none of Sellers and the Purchased Subsidiaries is in material violation of any Law or Order to which the Business, the Assets (other than the Owned Real Property or any property subject to a Lease), the Assumed Liabilities, the Sellers or the Purchased Subsidiaries are subject or otherwise bound; and (ii) each of Sellers and the Purchased Subsidiaries has all material Permits necessary for the conduct of the Business or the ownership or use of the Assets.

          Section 4.13 EMPLOYEES. (a) SCHEDULE 4.13(A) contains a complete and accurate list of all the Business Employees as of the most recent practicable date (such list to be updated prior to the Closing Date). With respect to each Business Employee, Sellers have provided to Buyer a list indicating such employee's position, seniority, monthly salary, other compensation and benefits, any employment agreement to which such employee is a party, and which collective bargaining unit, if any, represents such employee. Except as set forth on
SCHEDULE 4.13(A), none of the Business Employees is covered by any union, collective bargaining or other similar labor agreements. Seller has delivered to Buyer a true, correct and complete copy of all collective bargaining agreements and other similar labor agreements covering Business Employees (including all amendments, side letters and similar documents relating thereto) (collectively, the "COLLECTIVE BARGAINING AGREEMENTS").

          (b) The Sellers and their Affiliates have complied in all material respects with all applicable Laws relating to the Business Employees, including all payment obligations and payment of applicable withholding and Employment-Related Taxes and all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational health, safety and workplace environment. Since January 1, 2005, no Governmental Authority has imposed any material fine or penalty on Seller or any of its Affiliates for any failure to comply with applicable Law in respect of the Business Employees. Except as otherwise provided in SCHEDULE 4.13(B), with respect to the Business: (i) the Sellers and their Affiliates are in compliance, in all material respects, with the Collective Bargaining Agreements; (ii) there has not been, there is not presently pending or existing, and to the knowledge of Sellers, there is not threatened, any strike or employee grievance process or any application for certification of a collective bargaining agent; (iii) there are no material workers' compensation claims received by Sellers or their Affiliates and none of Sellers and their Affiliates is aware of any facts that would give rise to such a claim; (iv) none of Seller and their Affiliates has received a written claim from any Business Employee, or former employee, with respect to any Intellectual Property; (v) none of Sellers and their Affiliates has received a written claim from any union requesting the management or administration, or both, of a collective bargaining agreement; and (vi) to the Sellers' knowledge, no event has occurred or circumstances exist that may provide the basis for any work stoppage or other labor dispute materially affecting the Business.

          (c) There are no material controversies, including strikes, disputes, slowdowns or work stoppages, pending, or to the knowledge of the Sellers, threatened which involve any Business Employee or employee of a subcontractor or services provider. With respect to the Business, (A) no labor organization or group of employees of any Seller or any Affiliate thereof has made a pending demand for recognition or certification, and there are and have been no representation or certification proceedings or petitions seeking a representation proceeding with any labor relations tribunal or authority, nor have any such demands, proceedings or petitions been brought or filed or threatened to be brought or filed since January 1, 2004 and (B) there are not now, nor have there been at any time since January 1, 2004, any actual or threatened organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes against or involving any Seller or any Affiliate thereof.

          (d) Each of the Sellers has complied in all material respects with all applicable Laws and the terms and conditions of the service contracts or agreements relating to employees of a subcontractor or services provider. Each subcontractor or services provider is in compliance, in all material respects, with all the Collective Bargaining Agreements and individual employment agreements, as applicable, with respect to employment practices, terms and conditions of employment, payment of salaries, and benefits, severance (as applicable), Employment-Related Taxes and occupational safety, health and workplace environment; there has not been, there is not presently pending or existing, and to the knowledge of the Sellers, there is not threatened, any strike or employee grievance process against any subcontractor or services provider; there are no material workers' compensation claims received by the Sellers and none of the Sellers is aware of any facts that would give rise to such a claim; none of the Sellers and Cosesa has received a written claim from any employee, or former employee, of a subcontractor or services provider with respect to any Intellectual Property; and to the best of the Sellers' knowledge, no event has occurred or circumstance exists that may provide the basis for any work stoppage or other labor dispute materially affecting Cosesa, the Assets or the Business.

          Section 4.14 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.14 identifies each Plan and specifically denotes each Plan maintained or sponsored by a Purchased Subsidiary. With respect to each Plan identified on SCHEDULE 4.14, Sellers have made available to Buyer true and complete copies of each of the following documents: (i) a copy of the Plan (or to the extent no such copy exists, an accurate written description thereof); (ii) a copy of any employee communications relating to any material amendment or modification of such Plan;
(iii) a copy of each trust or other funding arrangement; and (iv) the most recent actuarial report, if any. Except as disclosed on SCHEDULE 4.14, each of the Plans (i) has been, and is being, operated and administered in all material respects in accordance with its terms and in material compliance with applicable Laws, (ii) if intended to qualify for special tax treatment, qualifies for such treatment, and (iii) if intended to be book-reserved, is fully book-reserved, based upon reasonable actuarial assumptions. There are no material claims pending by any Business Employee or beneficiary covered under any of the Plans or otherwise involving any of the Plans. SCHEDULE 4.14 lists each Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any Business Employee, or could limit the right of any Seller or any Purchased Subsidiary to amend, merge, terminate or receive a reversion of assets from any Plan or related trust or could result in funding of any benefit related obligations. With respect to the Business, all liabilities for employee benefits under Plans or otherwise have been properly calculated in accordance with Mexican FIS and applicable Laws, and are appropriately reflected on the financial statements and the books and records of Sellers and Cosesa pursuant to applicable Law.

          Section 4.15 TAX MATTERS. Except as disclosed in SCHEDULE 4.15 (with paragraph references corresponding to those set forth below):

               (a) Each Corporate Seller and each Purchased Subsidiary has filed (or has had filed on its behalf) all Tax Returns required by applicable Law to be filed by it. As of the time of filing, the foregoing Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of the applicable Corporate Seller or Purchased Subsidiary, and any other information required to be shown thereon. None of the Corporate Sellers or Purchased Subsidiaries has requested any extension of time within which to file a Tax Return that has not already been filed.

               (b) Each of the Corporate Sellers and each Purchased Subsidiary has paid (or has had paid on its behalf) all Taxes due with respect to any such Tax Return except for (i) Taxes not yet due and payable and (ii) Taxes otherwise being contested in good faith. The Corporate Sellers and the Purchased Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

               (c) There are no Liens with respect to any Taxes, upon any of the Assets or the assets of the Purchased Subsidiaries, other than (i) liens for current Taxes not yet delinquent, or (ii) Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established.

               (d) No Audit by a Tax Authority is pending or to the Sellers' knowledge, threatened, with respect to any Tax Return filed by, or Taxes due from, any Corporate Seller or Purchased Subsidiary. No issue has been raised by any Tax Authority in any Audit of the Corporate Sellers or the Purchased Subsidiaries that could reasonably be expected to result in a material proposed deficiency. No deficiency or adjustment for any Taxes has been proposed, asserted, assessed or to Sellers' knowledge, threatened, against any Corporate Seller or Purchased Subsidiary, except for deficiencies or adjustments that have been paid or otherwise settled.

               (e) Except for the group of which the Corporate Sellers and the Purchased Subsidiaries are currently members, none of the Corporate Sellers and the Purchased Subsidiaries has ever been a member of an Affiliated Group of corporations under Title II, Chapter VI of the Mexican Income Tax Law (LEY DEL IMPUESTO SOBRE la RENTA) or any similar provision of state, local or foreign law, other than an Affiliated Group of which a Corporate Seller or a Purchased Subsidiary was the parent.

               (f) None of the Corporate Sellers or Purchased Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes nor has executed powers of attorney with respect to Tax matters, which in each case will be outstanding as of the Closing Date.

               (g) There are no Tax sharing, Tax indemnity or similar agreements to which any Corporate Seller or Purchased Subsidiary is a party, by which it is bound, or under which it has any obligation or liability for Taxes.

               (h) No claim that is still outstanding has been made by an authority in a jurisdiction where any Corporate Seller or Purchased Subsidiary does not file Tax Returns that it is or may be required to file Tax Returns and/or be subject to taxation by that jurisdiction.

               (i) None of Sellers and the Purchased Subsidiaries has received any letter ruling, determination letter or similar document issued by any Tax Authority, or entered into any closing agreement with any Tax Authority, which, in either case, would materially adversely affect any Corporate Seller or Purchased Subsidiary.

               (j) None of the Sellers and the Purchased Subsidiaries has applied any tax subsidy or other tax benefit with respect to the production of any alcoholic beverages produced or distributed by any of the Sellers or the Purchased Subsidiaries.

               (k) No Purchased Subsidiary has any liability for Taxes of any person as a transferee or successor by contract, as member of an Affiliated Group or otherwise.

          Section 4.16 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 4.16:

               (a) the operation of the Business with respect to the Owned Real Properties and to the facilities and assets located thereon or related thereto are and have at all times been in material compliance with all Environmental Laws, and the use, maintenance, or operation of such properties, facilities and assets have been and are in material compliance with all applicable Environmental Laws;

               (b) to the knowledge of the Sellers, there are no Environmental Conditions nor have there been any Releases or threats of Releases of Hazardous Substances at, on, in, over, from, under or in any way affecting the

     Owned Real Property or the Leased Real Property in connection with the Business arising from or related to the current or former operations of the Sellers;

               (c) none of Sellers and the Purchased Subsidiaries is in material violation of, has received from any Governmental Authority or third party any written claim or notice that it is in violation of, or has been found to have any material liability under any Environmental Law in connection with the Assets and the conduct of the Business and, there is no pending or, to the knowledge of the Sellers, threatened Environmental Claim, litigation or administrative proceeding alleging non-compliance with or violation of any Environmental Law or requiring Remedial Actions at any of the Owned Real Property or the Leased Real Property;

               (d) Sellers have provided or made available to Buyer copies of all environmental reports for the past three years relating to the Owned Real Property or the Leased Real Property; and

               (e) none of Sellers and the Purchased Subsidiaries has directly Released, handled, transported, stored, treated or disposed of, and to the knowledge of Sellers, none of the Sellers and the Purchased Subsidiaries has allowed or arranged for any third persons to Release, handled, transport, store, treat or dispose of, any Hazardous Substance at or from the Owned Real Property or Leased Real Property, except in material compliance with Environmental Laws.

          Section 4.17 CUSTOMERS AND SUPPLIERS. Except as set forth on SCHEDULE 4.17, none of Sellers and the Purchased Subsidiaries is involved in any material controversy with any of the customers or suppliers to the Business. SCHEDULE
4.17 sets forth a true, correct and complete list of (i) the 10 largest customers of the Business in terms of sales during the twelve-month period ended December 31, 2005 and (ii) the suppliers to the Business which, during the 12 months ended December 31, 2005, individually accounted for $2.0 million or more of Sellers' orders for the purchase of raw materials, supplies, equipment or parts. None of Sellers and the Purchased Subsidiaries has been advised by any customer or supplier listed on SCHEDULE 4.17 that such customer or supplier was or is intending to terminate its relationship with any Seller or any Purchased Subsidiary or would not continue to purchase supplies or services relating to the Business for future periods on account of any dissatisfaction with any Seller's or any Purchased Subsidiary's performance.

          Section 4.18 ACCOUNTS RECEIVABLE. All accounts and notes receivable of Sellers and the Purchased Subsidiaries included in the Assets represent sales actually made in the ordinary course of business or valid claims as to which full performance has been rendered. All of the accounts and notes receivable of Sellers and the Purchased Subsidiaries included in the Assets are for sales of goods or services to customers of the Business, none of whom are Affiliates or directors or officers of any Seller or any Purchased Subsidiary.

          Section 4.19 TRADE ACCOUNTS PAYABLES. The trade accounts payable included in the Assumed Liabilities were incurred in the ordinary course of business consistent with past practice. All of the accounts and notes payable included in the Assumed Liabilities are for purchases of goods or services from suppliers of the Business, none of whom are Affiliates or directors or officers of any Seller or any Purchased Subsidiary.

          Section 4.20 INVENTORY. The Inventory relating to the Business is of a quality and quantity useable and saleable in the normal and ordinary course of Business, subject to appropriate and adequate allowances reflected on the Financial Statements for obsolete, excess, slow-moving and other irregular items.

          Section 4.21 BROKERS. Except for Michel Dyens & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith, Inc., whose fees, commissions and expenses are the sole responsibility of Sellers and are not included in the Assumed Liabilities, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Buyer and BFC without the intervention of any Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Buyer, BFC or any Purchased Subsidiary for a finder's fee, brokerage commission or similar payment.

          Section 4.22 DISCLAIMER OF SELLERS. Except as otherwise provided in this Article IV, the Assets to be sold hereunder to Buyer are to be sold WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY INTENDED USE OR OTHER EXPRESS OR IMPLIED WARRANTY OF ANY KIND OR NATURE (EXCEPT IF AND TO THE EXTENT EXPRESSLY SET FORTH HEREIN).

                                   ARTICLE V

                REPRESENTATION AND WARRANTIES OF BUYER AND BFC

      Each of Buyer and BFC represents and warrants to Sellers that:

          Section 5.1 ORGANIZATION, POWER AND STANDING. Each of Buyer and BFC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Buyer and BFC has all the corporate power, authority and Permits necessary to carry on its business as it has been and is currently being conducted, and to own, lease and operate the properties and assets used in connection therewith. Each of Buyer and BFC has all requisite corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party.

          Section 5.2 AUTHORIZATION. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by Buyer and BFC and the performance by it of its obligations hereunder and thereunder and the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer and BFC. This Agreement has been duly and validly executed and delivered by Buyer and BFC and is a valid and binding obligation of Buyer and BFC enforceable against Buyer and BFC in accordance with its terms, and each Ancillary Agreement to which Buyer or BFC is a party will, prior to Closing, be duly and validly executed and delivered by Buyer or BFC and be a valid and binding obligation of Buyer or BFC enforceable against Buyer in accordance with its terms, except, in respect of this Agreement and each such Ancillary Agreement, as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          Section 5.3 FREEDOM TO CONTRACT. The execution and delivery of this Agreement does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the provisions of the certificate of incorporation or by-laws (or their equivalent organizational documents) of Buyer or BFC, (ii) result in the imposition of any Lien under, cause the acceleration of any obligation under, result in a breach of, constitute a default under or otherwise violate or conflict with the terms, conditions or provisions of, any note, indenture, mortgage, lease, guaranty or other agreement or instrument to which Buyer or BFC is a party or by which it is bound, (iii) result in a breach or violation by Buyer or BFC of any of the terms, conditions or provisions of any Law or Order or (iv) (A) except for filings by Buyer under Mexican Federal Economic Competition Laws including the preparation and submittal of any and all filings required before the Mexican Federal Competition Commission (COMISION FEDERAL DE COMPETENCIA) as described in Section 6.2 and issuance of a non-objection opinion from the Mexican Federal Competition Commission, (B) except for filings under the HSR Act as described in Section 6.2 and the expiration or termination of the applicable waiting period under the HSR Act, and (C) except for filings (if required by law) under the German Competition Act as described in Section
6.2 and the expiration or termination of the applicable waiting periods under the German Competition Act, require any consent or approval of, filing with or notice to any Governmental Authority.

          Section 5.4 LITIGATION. None of Buyer and BFC is a party to any Action or Proceeding pending or, to the knowledge of Buyer or BFC, threatened, which, if adversely determined, would reasonably be expected to adversely affect or restrict the ability of Buyer or BFC to consummate the transactions contemplated by this Agreement. There is no Order to which Buyer or BFC is subject which would reasonably be expected to adversely affect or restrict the ability of Buyer or BFC to consummate the transactions contemplated by this Agreement.

          Section 5.5 BROKERS. Except for Lehman Brothers, Inc., whose fees, commissions and expenses are the sole responsibility of Buyer and BFC, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer and BFC directly with Sellers without the intervention of any Person on behalf of Buyer or BFC in such manner as to give rise to any valid claim by such Person against any Seller or any Purchased Subsidiary for a finder's fee, brokerage commission or similar payment.

          Section 5.6 FINANCIAL CAPABILITY. Each of Buyer and BFC has, or will have at Closing, the financial wherewithal to consummate the transactions contemplated hereby, and neither Buyer's nor BFC's obligations hereunder are subject to a financing condition.

          Section 5.7 NON-RELIANCE. In evaluating and entering into this Agreement, each of Buyer and BFC has not relied and is not relying on any representations, warranties or other statements, whether oral or written, except those representations and warranties specifically set forth in this Agreement or in any Ancillary Agreement or in any certificate delivered pursuant to this Agreement or any Ancillary Agreement.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

          Section 6.1     TRANSACTIONS AND CONDUCT OF BUSINESS PENDING THE
CLOSING.

               (a) EXAMINATIONS AND INVESTIGATIONS. At any time prior to the Closing Date, (i) Buyer will be entitled, through its authorized employees and representatives, to have access to the assets, properties and operations of the Business, as Buyer may reasonably request (but not for purposes of conducting any environmental audit, testing or sampling of any Owned Real Property or Leased Real Property), and (ii) Sellers will provide Buyer with all cooperation reasonably requested by Buyer that is necessary in connection with any third-party financing by Buyer and its Affiliates in connection with the transactions contemplated by this Agreement. In addition, prior to the Closing, Sellers will permit Buyer to discuss, and will, if requested by Buyer, assist Buyer (including by making introductions) in its discussions of, the affairs, finances and accounts of the Sellers with key customers, key distributors, key suppliers of or to the Business, provided Buyer (i) informs Sellers reasonably in advance of any such discussions and (ii) informs Sellers in reasonable detail of the material aspects of such discussions after their completion to the extent Buyer is not prohibited from so disclosing such information pursuant to any confidentiality or fiduciary obligation or commitment. Any such investigation, examination and discussions will be conducted at reasonable times, upon reasonable advance notice and under reasonable circumstances; PROVIDED, HOWEVER, that such investigation and cooperation will not unreasonably interfere with the business operations of any Seller or any Purchased Subsidiary. All information provided to Buyer or its financing sources pursuant to this Section 6.1(a) will be subject to the provisions of the Confidentiality Agreement.

               (b) CONDUCT OF BUSINESS. From the date hereof through the Closing Date, each of Sellers will, and will cause each of their Affiliates (including the Purchased Subsidiaries) to, use its reasonable best efforts
     (i) to conduct the Business in the ordinary course consistent with past practice and continue normal maintenance, marketing, advertising, distributional and promotional expenditures in connection with the Business, (ii) to preserve substantially intact the Business and its material assets, and the present relationships and goodwill with customers, suppliers, governmental entities and other persons with which it has significant business relations, (iii) comply, in all material respects, with all Laws and Orders applicable to the Business and (iv) not engage in any practice or take any action of the sort described in Section 4.7 (or agree to take any such action or knowingly permit such action to take place) without the prior written consent of Buyer. Without limiting the generality of the foregoing, the Sellers will advise Buyer from time to time of any material new product, service or program that any Seller or Purchased Subsidiary proposes to offer or engage in.

               (c) EFFORTS TO CLOSE. Sellers and Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including Sellers' regularizations with respect to partial and annual water extraction and waste water duty payments), including obtaining all necessary Permits, waivers, consents and approvals and continuing in full force and effect the contracts and other agreements that are necessary for the conduct of the Business and that are set forth on the Schedules and the fulfillment of each condition to the other party's obligations set forth in Article VII; PROVIDED, HOWEVER, that none of the Sellers and Buyer will be required to pay or incur any material cost or expense in connection with their obligations under this Section 6.1(c). In furtherance with the foregoing, (i) Sellers will undertake the actions set forth on SCHEDULE 6.1(C)(I), (ii) Sellers will grant, prior to the Closing, a special and limited irrevocable power of attorney in favor of Buyer, duly authenticated by a Mexican notary public, for lawsuits and collections, acts of administration and acts of dominion, limited in scope and of sufficient duration to pursue and obtain necessary approvals to the Water Rights Assignments and the Water Correction Permits, in form and substance reasonably satisfactory to Buyer (the "POWER OF ATTORNEY"), and
     (iii) Sellers and Buyer shall use their respective commercially reasonable efforts to enter into a water supply agreement incorporating the terms set forth on SCHEDULE 6.1(C)(III) and such other terms as the parties may agree (the "WATER SUPPLY AGREEMENT").

          Section 6.2 REGULATORY AND OTHER APPROVALS. Buyer will take all steps reasonably necessary, and proceed diligently and in good faith as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities required of Buyer or its Affiliates to consummate the transactions contemplated hereby, and Buyer will be required to comply or agree to comply with any conditions (including the obligation of Buyer to dispose of any Assets or to have any limit or restriction imposed on the conduct of the Business, in each case, after the Closing) that are imposed in connection with obtaining or making any such consents, approvals, actions and filings; PROVIDED, HOWEVER, that, notwithstanding anything herein to the contrary, Buyer will not be required to comply or agree to comply with any conditions, or take any actions (including dispositions of assets), that would have a material adverse effect on the assets and operations of BFC and the Business, taken as a whole. Sellers will take all steps reasonably necessary or desirable, and proceed diligently and in good faith as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities required of such parties or their Affiliates to consummate the transactions contemplated hereby. Sellers and Buyer will (a) provide as promptly as practicable such other information and communications to such Governmental Authorities as such parties or such Governmental Authorities may reasonably request in connection therewith; and (b) cooperate with each other as promptly as practicable in connection with the foregoing. Each party hereto will provide prompt notification to the other parties hereto when any such consent, approval, action, filing or notice referred to above in this Section 6.2 is obtained, taken, made or given, as applicable, and will advise each other party hereto of any communications (and, unless precluded by Law, provide copies to each other party hereto of any such communications that are in writing, other than the filings under the HSR Act, Mexican Federal Economic Competition Laws and the German Competition Act, described below) with any Governmental Authority regarding any of the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, Sellers and Buyer will (a) take promptly (and in any event within 10 Business Days after the execution of this Agreement) all actions necessary to make the filings required of each of them or their Affiliates under the HSR Act; (b) comply at the earliest practicable date with any request for additional information or documentary material received by each of them or their Affiliates from the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice pursuant to the HSR Act; and (c) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or state attorneys general. As promptly as practicable after the date of this Agreement, Buyer will file a notice of concentration before the Mexican Federal Competition Commission as required by the Mexican Federal Economic Competition Laws. Sellers will cooperate with Buyer and its representatives in providing all information and documents attributable to Sellers or relating to the Business that are required under the Mexican Federal Economic Competition Laws to submit such notice of concentration. As promptly as practicable after the date of this Agreement, Buyer and Sellers will file a merger control notification with the German Federal Cartel Office (BUNDESKARTELLAMT) in accordance to the German Competition Act. Sellers hereby agree to cooperate with Buyer and its representatives in providing all information and documents attributable to Sellers or relating to the Business that are required under the German Competition Act or by the German Federal Cartel Office (BUNDESKARTELLAMT).

          Section 6.3 CERTAIN MATTERS RELATING TO CEM, MERRILL LYNCH. Prior to the Closing, Sellers will take all necessary action to terminate in full, effective prior to the Closing, all agreements between CEM and the Sellers, including any option or other agreement, relating to the Trademarks and Assets, without payment therefor other than the payment of moneys. Immediately upon receipt of the Other Cash Payment at the Closing, Parent will repay to Merrill Lynch Mortgage Capital ("MERRILL LYNCH") all amounts (including principal and accrued and unpaid interest thereon) then outstanding under the Merrill Lynch Bridge Loan in full satisfaction thereof.

          Section 6.4 APPRAISAL. Prior to the Closing, Sellers shall, at their sole cost and expense, obtain an appraisal of the Assets, other than the Trademarks, setting forth, for each Seller and for each Purchased Subsidiary, the fair market or replacement value of each of the Assets owed by such Seller or such Purchased Subsidiary (the "APPRAISAL") made by an independent appraiser (CORREDOR PUBLICO OR PERITO VALUADOR AUTORIZADO) that is licensed in Mexico (the "APPRAISER") and that is selected in good faith by Sellers. The Appraiser shall certify the Appraisal to Sellers and Buyer.

          Section 6.5 INTERCOMPANY ACCOUNTS. Sellers will ensure that, except as otherwise expressly contemplated by this Agreement, all Intercompany Accounts will be terminated and paid or offset on or before the Closing, without transfer of non-financial assets. Sellers will terminate, or cause another Person to be substituted in all respects for, all obligations under any Excluded Liability for which Buyer or any Purchased Subsidiary may be liable, whether as guarantor, original tenant, primary obligor or otherwise.

          Section 6.6 MANUFACTURING REVIEW. No later than 30 days prior to the Closing, (x) Sellers will consult with Buyer regarding the production process of the Business, including by permitting Buyer's designated representative to review and discuss with the Sellers, and by delivering true and complete copies to Buyer's designated representative of, all of the manufacturing instructions used in connection with the Products prior to such date (including those instructions described in Section 4.5(b)(ii)), and (y) Sellers will provide Buyer's designated representative the opportunity to witness the full production process by the Sellers and their Affiliates, and (c) Buyer will be permitted to conduct a physical inventory of the agave plants and fields, the finished goods inventory and the work-in-progress inventory that constitute Assets.

          Section 6.7 CERTAIN MATTERS RELATING TO LAS NORIAS; OTHER MATTERS. (a) In the event that Las Norias constitutes a Purchased Subsidiary pursuant to
Section 1.2(b)(vi), (x) Sellers will, prior to the Closing, convey, transfer and assign all of the Las Norias Real Property, and all right, title and interest of Las Norias therein, to Sellers or their designee(s) and (y) on or before the end of the 24th month after the end of the month in which the Closing occurs, Buyer will have the right to transfer and assign in full to Parent (or its designee), and, if such right is exercised, Parent (or its designee) shall acquire and accept in full, all of the Outstanding Equity Securities of Las Norias, at the time specified by Buyer, without any requirement of further consideration from Parent of any of its Affiliates for such transfer and assignment, PROVIDED (1) Buyer shall represent and warrant to Parent in writing that (A) none of Buyer and its Affiliates has taken any action or failed to take any action that would result in or permit to exist any Lien on or in respect of the Outstanding Equity Securities of Las Norias or cause Las Norias to have any liability other than liabilities existing as of the Closing or incurred in the ordinary course of business with respect to the operations and business of Las Norias as described in the immediately following clause (B), and (B) since the Closing Date, Las Norias has not conducted any operations or business other than granting to Buyer the use of and, if permitted under applicable Law, assigning to Buyer those Permits issued to Las Norias as of the Closing and that are used or otherwise required by Buyer or its Affiliates and activities in furtherance of the foregoing (including, after the Closing, Las

Norias and Valle) in connection with the Business or the ownership and use of the Assets, and (2) Buyer agrees in writing to indemnify and hold harmless Parent and its Affiliates from and against any Losses resulting from any action or inaction of Buyer or any of its Affiliates, or any liability or obligation incurred by Las Norias, during the period commencing immediately after the Closing and ending immediately before the transfer and assignment of the Outstanding Equity Securities of Las Norias to Parent (or its designees) as provided above.

           (b) Prior to Closing, Buyer and Parent will negotiate in good faith and enter into an agreement (the "COLLECTION AGREEMENT") pursuant to which Buyer shall act as the collection agent for the Excluded Receivables. The Collection Agreement shall incorporate the terms and conditions set forth in this Section 6.7(b) and such other customary terms and conditions for agreements of this type as the Buyer and Parent may agree. The Collection Agreement shall provide, among other things, that (i) Buyer shall have no right or title to or interest in the Excluded Receivables, (ii) Buyer shall act solely as the exclusive agent of Sellers with respect to the Excluded Receivables and shall only be liable for its willful misconduct, (iii) Buyer shall, in its capacity as collection agent, endeavor to collect the Excluded Receivables consistent with BFC's best business practices applicable to its accounts receivable; PROVIDED, HOWEVER, that in the exercise of such efforts Buyer may, but shall not be obligated to, commence any litigation to collect any such Excluded Receivables and Sellers shall have the right after the Determination Date to commence litigation to collect any such Excluded Receivables, (iv) the receipt or collection of any Excluded Receivables by Buyer shall be on behalf of and in the name of Sellers, (v) subject to
Section 8.17, any risk of non-collection with respect to the Excluded Receivables shall be borne by Sellers, (vi) with respect to any such Excluded Receivable that is more than 90 days past due, Sellers will have the right by written notice to Buyer to assume collection of and responsibility for such Excluded Receivable; (vii) if Buyer modifies or alters the payment terms (including as a result of any settlement) of any Excluded Receivable to provide that it will be payable after the Determination Date or would otherwise adversely affect Sellers' right or ability to collect the remaining balance of such account receivable in full in any material respect, such Excluded Receivable will be deemed, for the purpose of this Section 6.7(b), to have been collected in full; (viii) in the event that any Products underlying the Excluded Receivables shall be returned to Tequila Herradura, Tequila Herradura will sell to Buyer, and Buyer will purchase from Tequila Herradura, all such Products to the extent saleable for a purchase price in cash equal to the Standard Cost of such Products as of the Closing (i.e., net of margin); (ix) Sellers shall pay Buyer a fixed fee of $1,000,000 for its services as collection agent with respect to the Excluded Receivables plus reimbursement of reasonable costs and expenses (including attorneys' fees) incurred in connection with the performance of its services hereunder; and (x) any collections from a customer which is both an obligor with respect to an Excluded Receivable and an account receivable generated after the Closing shall, unless such Excluded Receivable is in dispute as of the Closing as a result of any act or omission of Sellers, be applied against amounts payable in respect of such Excluded Receivable until such Excluded Receivable is paid in full.

          Section 6.8 CERTAIN HISTORICAL MATTERS. Prior to the Closing, Sellers and BFC will work together in good faith and will enter into an agreement setting forth a reasonable framework within which BFC will be able, in connection with the Assets and the Business, to publicize and use the historical facts relating to, and the history of the successes of, the founders and the Romo de la Pena Brothers and their ancestors, in order for BFC to promote and develop the brands and their brand equity. In addition, prior to the Closing, Sellers and BFC will work together in good faith and will enter a reasonable agreement conveying to BFC whatever items the Sellers (a) own and are not otherwise as of the date hereof precluded from conveying in full or (b) have the ability to convey in full, in order for BFC to effectively use the history and heritage of the brands of the Business in promoting and developing them after the Closing, including, for example, labels, bottles, drawings and other materials, if any, used for the brands in the past.

          Section 6.9 CERTAIN LEASE MATTERS. Promptly after the date hereof, the Sellers will enter into a lease agreement (COMODATO) with Buyer or any of its Subsidiaries with respect to a plot of land (or portion thereof) to be determined by the Parties and selected from one of the parcels of land that are part of the Owned Real Property and that will be purchased by Buyer pursuant hereto, with the sole purposes to allow Buyer or any of its Subsidiaries to meet the necessary requirements to file for a new concession title to use water from groundwater sources at the hidrological basin (CUENCA HIDROLOGICA) of Amatitan, in Tequila, State of Jalisco, Mexico. Such lease agreement (COMODATO) will provide that the Buyer will not pay any rent and shall terminate at the Closing.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING.

          Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO COMPLETE THE CLOSING. The obligations of Buyer and BFC to consummate the Closing (and the obligation of BFC to make the payments contemplated by Section 3.2) are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Buyer:

               (a) PERFORMANCE; COMPLIANCE. Each of Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Seller on or prior to the Closing Date.

               (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers contained in this Agreement (which for purposes of this paragraph shall be read as though none of them contained any materiality or Material Adverse Effect qualifier or exception) shall be true and correct on the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, except where the failure of such representations and warranties to be true and correct in all respects as of the applicable time would not in the aggregate have a Material Adverse Effect on Sellers.

               (c)   CERTAIN FILINGS AND CONSENTS.

               (i) The applicable waiting period under the HSR Act in respect of the transactions contemplated hereby shall have expired or been terminated.

               (ii) The Mexican Federal Competition Commission (COMISION FEDERAL DE COMPETENCIA) shall have issued a non-objection opinion in respect of the transactions contemplated hereby.

               (iii) The transaction can be consummated without violation of
     Section 41 (1) sentence 1 of the German Competition Act.

               (iv) As a result of the consummation of the acquisition, if any, of the Outstanding Equity Securities of Las Norias pursuant to this Agreement, Buyer shall, upon the Closing, indirectly have each of the Permits set forth on SCHEDULE 7.1(C)(IV) and each such Permit shall be in full force and effect.

               (d) INJUNCTIONS, ETC. At the Closing, there shall not be any Order outstanding against any party hereto or Law promulgated that prevents the consummation of, and no Action or Proceeding shall be pending or threatened against a party hereto which questions the legality of or seeks to restructure or to restrain or prevent the consummation of, the transactions contemplated by this Agreement.

               (e) CLOSING CERTIFICATE OF SELLERS. Sellers shall have delivered to Buyer certificates signed by an authorized officer of each Seller, dated the Closing Date, (i) as to the matters set forth in Section 7.1(a) and Section 7.1(b) and in form and substance reasonably satisfactory to Buyer, and (ii) certifying the names and signatures of the officers of each Seller authorized to sign this Agreement and the other Ancillary Agreements to be delivered hereunder.

               (f)   CONVEYANCE DOCUMENTS AND RELATED ITEMS.

               (i) Sellers and, if applicable, Guillermo Romo Romero and Gabriela Guadalupe Romo Romero shall have executed and delivered to Buyer, BFC or Valle, as applicable:

                     (1) an Asset Purchase and Assignment Agreement documenting the sale and purchase of the Inventory, Purchased Receivables, Tangible Personal Property, Other Assets and Contracts, duly granted before a Mexican Notary Public (the "ASSET PURCHASE AND ASSIGNMENT AGREEMENT") in substantially the form of EXHIBIT B;

                     (2) an assignment of Intellectual Property (other than the Trademarks) (the "ASSIGNMENT OF IP") in substantially the form of EXHIBIT C;

                     (3) an assignment of the Trademarks (the "ASSIGNMENT OF THE TRADEMARKS") in substantially the form of EXHIBIT D.

                     (4) one or more valid invoices for the sale of the Assets, stating separately the applicable IVA and IEPS, when applicable and which complies with all the formal requirements in accordance with the applicable Mexican tax laws, including articles 29 and 29A of the Mexican Tax Code;

                     (5) the agreements for the assignment of all rights and interests to the Underground Water Rights (each a "WATER RIGHTS ASSIGNMENT" and collectively the "WATER RIGHTS ASSIGNMENTS"), each in substantially the form of EXHIBIT E;

                     (6) the Power of Attorney; and

                     (7) the Water Supply Agreement.

               (ii) Sellers shall have filed or caused to be filed with the National Waters Commission, the SEMADES or any other competent Governmental Authority as applicable and as required by applicable Law, any applications, request forms or other documentation necessary to obtain the approvals of, and give effect to, the Water Rights Assignments, and shall have initiated any and all actions required therefore.

               (iii) Sellers shall have delivered to Buyer original certificates representing the Outstanding Equity Securities of the Purchased Subsidiaries, duly endorsed in favor of Buyer and the books and records of the Purchased Subsidiaries, which shall reflect entries evidencing, as required under applicable Law, registration of the transactions contemplated hereby, in particular, the Stock Registry Books (LIBRO DE REGISTRO DE ACCIONISTAS) of the Purchased Subsidiaries.

               (g) ESCROW AGREEMENT. The Sellers shall have executed and delivered to Buyer the Escrow Agreement.

               (h) PAY-OFF LETTERS; RELEASE OF LIENS. (i) Merrill Lynch and Scotia shall have executed and delivered to Buyer Pay-off Letters in customary form evidencing the full payment of the Merrill Loan and the Scotia Loan, respectively, and (ii) Sellers shall deliver to Buyer (A) original certificates of encumbrance to be issued by the relevant Governmental Authority (including the corresponding Public Registry of Property and Commerce) showing all Liens and Real Property Encumbrances granted in favor of Merrill Lynch and Scotia by the Sellers or their Affiliates, and (B) documents evidencing the due and valid release and cancellation by Merrill Lynch and Scotia of each of the Liens over the

     Assets and the Real Property Encumbrances over the Owned Real Properties, in each case under this Section 7.1(h) duly and validly executed by all parties thereto pursuant to applicable Law.

               (i) COMPETITION COMPENSATION AGREEMENTS. Each of the Sellers and the Additional Seller Parties shall have executed and delivered to Buyer a Competition Compensation Agreement (the "COMPETITION COMPENSATION AGREEMENT") substantially in the form of EXHIBIT F.

               (j)   REAL PROPERTY MATTERS.

               (i) Sellers shall have delivered to Buyer public deeds (the "REAL PROPERTY DEEDS"), in each case, substantially in the form of EXHIBIT G, duly executed before and to be notarized by a Mexican civil law notary public selected by Buyer, and at Buyer's expense, with respect to each parcel of Owned Real Property, transferring fee title to the Owned Real Property free and clear of all Liens, except for the Permitted Liens and the Real Property Encumbrances.

               (ii) The Romo de la Pena Brothers shall have terminated the Amatitan Lease.

          Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS TO COMPLETE THE CLOSING. The obligations of Sellers to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by Sellers.

               (a) PERFORMANCE; COMPLIANCE. Each of Buyer and BFC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

               (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer and BFC contained in this Agreement (which for purposes of this paragraph shall be read as though none of them contained any materiality or Material Adverse Effect qualifier or exception) shall be true and correct on the date of this Agreement and as of the Closing with the same effect as though made as of the Closing, except where the failure of such representations and warranties to be true and correct in all respects as of the applicable time would not in the aggregate have a Material Adverse Effect on BFC.

               (c)   CERTAIN FILINGS AND CONSENTS.

               (i) The applicable waiting period under the HSR Act in respect of the transactions contemplated hereby shall have expired or been terminated.

               (ii) The Mexican Federal Competition Commission (COMISION FEDERAL DE COMPETENCIA) shall have issued a non-objection opinion in respect of the transactions contemplated hereby.

               (iii) The transaction can be consummated without violation of
     Section 41 (1) sentence 1 of the German Competition Act.

               (d) INJUNCTION, ETC. At the Closing, there shall not be any Order outstanding against any party hereto or Law promulgated that prevents the consummation, and no Action or Proceeding shall be pending or threatened against a party hereto which questions the legality of, seeks to restructure or to restrain or prevent the consummation of, the transactions contemplated by this Agreement.

               (e) CLOSING CERTIFICATE OF BUYER AND BFC. Each of Buyer and BFC shall have delivered to Sellers a certificate signed by an authorized officer of Buyer and BFC, dated the Closing Date, as to the matters set forth in Section 7.2(a) and Section 7.2(b) and in form and substance reasonably satisfactory to Sellers, and (ii) certifying the names and signatures of the officers of Buyer and BFC authorized to sign this Agreement and the other Ancillary Agreements to be delivered hereunder;

               (f) DELIVERY OF FUNDS. At the Closing, Buyer and BFC, as applicable, shall have (i) delivered to Parent the payments required under
     Section 3.2 and (ii) paid any items or amounts chargeable or payable as provided in the last sentence of Section 2.1.

               (g) CONVEYANCE DOCUMENTS. Each of Buyer and BFC shall have executed and delivered to Parent each of the Ancillary Agreements to which such Person is a party.

                                  ARTICLE VIII

                            POST-CLOSING AGREEMENTS.

          Section 8.1 FURTHER INFORMATION; FURTHER TRANSFERS. (a) Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books and records relating to the Assets or the Assumed Liabilities in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (i) to facilitate the preparation of the Closing Statements and the investigation, litigation and final disposition of any third party claims which may have been or may be made against any party or its Affiliates or the calculation of the Closing Excluded Net Receivables and (ii) for any other reasonable business purpose. Each Seller and its agents will keep confidential and not disclose any information learned as a result of any examination conducted pursuant to this Section 8.1 to any other Person without the prior written consent of Buyer unless (i) the disclosure is in response to legal order or subpoena; or (ii) the terms are readily ascertainable from public or published information or trade sources (without violation of the foregoing provisions of this sentence).

          (b) After the Closing, Sellers will (i) use their commercially reasonable best efforts to execute such notices (including notices of assignment) and other documents, and take such other commercially reasonable actions, to transfer all accounts receivable that are included in the Closing Date Working Capital and (ii) pay to Buyer, as promptly as practicable after receipt, any amounts received by or paid to the Sellers in respect of any account receivable that is included in the Closing Date Working Capital.

          (c) After the Closing, Buyer will use its commercially reasonable best efforts to execute such notices and other documents, and take such other commercially reasonable actions, to effect the transfer of all trade accounts payable that are reflected in the Closing Date Working Capital.

          (d) Each party hereto will execute and deliver such further instruments of conveyance and transfer, including any and all documents required under the laws of foreign countries necessary in connection with the assignment to Buyer or BFC of individual trademark applications or registrations in any country where Sellers have pending or registered trademarks, and take such additional commercially reasonable actions as any other party may reasonably request to effect, consummate, confirm or evidence the consummation of the transactions contemplated hereby.

          (e) The parties' respective obligations under Sections 8.1(b), 8.1(c) and 8.1(d) will terminate on the second anniversary of the Closing Date.

          Section 8.2 RECORD RETENTION. Until the fifth anniversary of the filing of the Corporate Sellers' Tax Returns for the taxable period that includes the Closing Date, each party hereto will not destroy or otherwise dispose of any of the books and records relating to the Assets or the Assumed Liabilities in its possession with respect to periods prior to the Closing. Each party hereto will have the right to destroy all or part of such books and records after the fifth anniversary of the Closing Date or at an earlier time by giving each other party hereto 30 days' prior written notice of such intended disposition and by offering to deliver to the other party, at the other party's expense, custody of such books and records as such first party may intend to destroy.

          Section 8.3     TAX MATTERS.

               (a) TRANSFER TAXES. Except with respect to Excluded Taxes, Buyer will pay all sales, use, transfer, real property transfer, IVA, IEPS, recording, gains, stock transfer and other similar taxes and fees (such taxes and fees, including any interest or penalties thereon, are herein sometimes called "TRANSFER TAXES") arising out of or in connection with the sale of the Assets effected pursuant to this Agreement, in each case, as required by applicable Laws, which amounts shall be appropriately adjusted to take into account any adjustment to the Initial Purchase Price pursuant to Section 3.3(d); PROVIDED, HOWEVER, that in the case of IVA and IEPS, Sellers shall promptly pay over such amounts to the appropriate Tax Authority and shall provide Buyer appropriate written evidence of such prompt payment.

               (b) TAX RETURNS. Buyer will timely prepare and timely file, or cause to be timely prepared and timely filed, all Tax Returns of each of the Purchased Subsidiaries due after the Closing Date and will cause each of the Purchased Subsidiaries to pay or cause to be paid the Taxes shown to be due thereon. Sellers will furnish to Buyer all information and records in their possession and reasonably requested by Buyer for use in preparation of any such Tax Returns relating to a Straddle Period or Pre-Closing Tax Period. Buyer will allow the Sellers to review, comment upon, and reasonably approve without undue delay any such Tax Returns for a Pre-Closing Tax Period ("PRE-CLOSING TAX RETURNS") or Straddle Period Tax Returns beginning at least 45 days before the filing of the Pre-Closing Tax Returns or Straddle Period Tax Returns. At least five days prior to the due date of any tax liability with respect to such Tax Return, the Sellers will pay to Buyer, and Buyer will pay when due, an amount equal to the Sellers' share of any such tax liability, PROVIDED Sellers have approved such Tax Returns.

               (c) TAX COOPERATION. The Sellers and Buyer will reasonably cooperate, and will cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate (including by maintaining and making available to each other all relevant records), in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to Taxes of any Purchased Subsidiary (or with respect to the Business or the Assets) for any Pre-Closing Tax Period and for any Straddle Period.

               (d) CONTESTS. Upon receipt by Buyer or any Affiliate of Buyer of any notice of any Audit with respect to Excluded Taxes or any other Taxes for which the Sellers may be liable hereunder (any such Audit, a "TAX MATTER"), Buyer will notify the Sellers of any such Tax Matter within (x) three Business Days if, under applicable Law, the written response to such Tax Matter is required within 20 days after the receipt by Buyer of such notice of such Tax Matter, and (y) ten calendar days in all other cases. The Sellers may, at their expense, participate in and, upon notice to Buyer, assume the defense of any such Tax Matter. Upon receipt of such notice from Sellers, Buyer will grant to Sellers a special and limited power of attorney in favor of Sellers, duly authenticated by a Mexican notary public, for lawsuits and collections to permit Sellers to properly defend or contest such Tax Matter. No delay in or failure by Buyer to give notice of such Tax Matter or to deliver such power of attorney pursuant to this Section 8.3(d) will alter or relieve the Sellers of their obligation to indemnify Buyer, except to the extent that the Sellers are prejudiced thereby or are prevented or in any way restricted from being able to assume the defense of such Tax Matter. If the Sellers assume such defense, the Sellers will have the authority, with respect to any Tax Matter, to represent the interests of the applicable Purchased Subsidiary before the relevant Taxing Authority and will have the right to control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter; provided, however, the Sellers will not enter into any settlement of or otherwise compromise any such Tax Matter to the extent that it could reasonably be expected to adversely affect the Tax liability of any Purchased Subsidiary for a period (or portion thereof) beginning after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer has the right (but not the duty) to participate in the defense of such Tax Matter and to employ counsel, at its own expense, separate from the counsel employed by the Sellers. If Buyer elects to participate in the defense of any Tax Matter, then (i) Buyer shall be entitled to (A) without in any way limiting or affecting Sellers' right to assume the defense of such Tax Matter, participate fully in the conduct of such Tax Matter, including participating in all conferences and attending all meetings with the relevant authorities, and (B) consult with the Sellers, at its own expense, regarding any such Tax Matter, and Sellers shall consider in good faith any suggestions made by Buyer, (ii) the Sellers shall provide Buyer with a copy of all documents (or portions thereof) relating to such Tax Matter and
     (iii) the Sellers will not enter into any settlement of or otherwise compromise any such Tax Matter to the extent that it could reasonably be expected to adversely affect the Tax liability of any Purchased Subsidiary for a period (or portion thereof) beginning after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld. The Sellers will allow Buyer to consult with Sellers regarding the conduct of or positions taken in any such proceeding.

               (e) COOPERATION. The parties hereto will cooperate with each other in contesting any Tax Claim of any Purchased Subsidiary, which cooperation will include the retention and, upon request of any party hereto, the provision of records and information which are reasonably relevant to such Tax Claim and making employees available to provide additional information or explanation of any material provided hereunder; provided, however, subject to Section 8.2, that the parties hereto need only retain records and information in accordance with their record retention policy unless timely and promptly notified in writing by any other party hereto.

               (f) REFUNDS. The Sellers will be entitled to any Tax refunds (or reductions in Tax liability), including interest paid therewith, in respect of Taxes paid by any Purchased Subsidiary with respect to any Pre-Closing Tax Period or Pre-Closing Straddle Period (applying the principles set forth in Section 8.3(h)), other than any IVA or IEPS. Buyer will forward to the Sellers any such Tax refunds received or reductions utilized by it to which the Sellers are entitled within 10 days after receipt or utilization net of any costs to Buyer or any of its Affiliates.

               (g) AMENDMENT OF TAX RETURNS. None of Buyer and its Affiliates will amend, refile, revoke or otherwise modify any Tax Return or Tax election of any Purchased Subsidiary with respect to a Pre-Closing Tax Period or Straddle Period without the prior written consent of the Sellers, which consent will not be unreasonably withheld or delayed.

               (h) TAX PRORATION. For purposes of this Agreement, the portion of Tax with respect to the income, property or operations of any Purchased Subsidiary or Corporate Seller that is attributable to a Straddle Period will be apportioned between the period of the Straddle Period that extends before the Closing Date through the Closing Date (the "PRE-CLOSING STRADDLE PERIOD") and the period of the Straddle Period that extends from the day after the Closing Date to the end of the Straddle Period (the "POST-CLOSING STRADDLE PERIOD") in accordance with this Section 8.3(h). Except as otherwise provided in Section 8.4(b), the portion of such Tax attributable to the Pre-Closing Straddle Period (i) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on, or measured by, income, receipts or profits earned during a Straddle Period, shall be deemed equal to the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period, and denominator of which is the number of days in the Straddle Period, and (ii) in the case of any sales or use taxes, value added taxes, employment taxes, withholding taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date. To the extent that any Tax for a Straddle Period is based on the greater of a Tax on net income, on the one hand, and a Tax measured by net worth or some other basis not otherwise measured by income, on the other hand, the portion of such Tax related to the Pre-Closing Straddle Period will be deemed to be (A) if the amount of such Tax for the Straddle Period is measured by net worth or such other basis, the amount of such Tax determined as though the taxable values for the entire Straddle Period equal the respective values as of the end of the Closing Date and multiplying the amount of such Tax by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Straddle Period, and the denominator of which is the number of days in the Straddle Period or (B) if the amount of such Tax for the Straddle Period is measured by net income, the amount of such Tax determined as though the applicable Tax period terminated at the end of the day on the Closing Date. For purposes of this Section 8.3(h), any exemption, deduction, credit or other item that is calculated on an annual basis will be allocated to the Pre-Closing Straddle Period on a pro rata basis by multiplying the total amount of such items for the Straddle Period by a fraction, the numerator of which is the number of calendar days in the Pre-Closing Straddle Period, and the denominator of which is the number of calendar days in the Straddle Period.

(i) Prior to Closing, Sellers shall provide to Buyer a transfer pricing study (ESTUDIO DE PRECIO DE TRANSFERENCIA) for each of the 2004 and 2005 fiscal years (the "TRANSFER PRICING STUDIES") with respect to any transactions between Tequila Herradura and any foreign related party (within the meaning of Mexican Income Tax Law (LEY DEL IMPUESTO SOBRE LA RENTA)) which Transfer Pricing Studies shall be similar in form and substance to the transfer pricing studies previously delivered to Buyer with respect to 2003 and which satisfy the requirements of Mexican Income Tax Law (LEY DEL IMPUESTO SOBRE LA RENTA).

          Section 8.4 PRORATIONS. (a) All Utility Charges will be apportioned between Sellers and Buyer as of the Closing Date. Sellers and Buyer will cooperate in (i) assuring that Utility Charges are promptly paid and (ii) having meter readings for Utility Charges and other necessary arrangements carried out so that Utility Charges relating to periods of time after the Closing Date are billed directly to Buyer. For purposes of this Section 8.4(a), "UTILITY
CHARGES" means water, sewer, electricity, gas, telephone and other utility charges, if any, applicable to the Owned Real Property or the Real Property Leases.

          (b) Real Property Taxes (as defined below) and all Personal Property Taxes (as defined below) with respect to the Assets will be prorated as of the Closing Date with (i) Sellers being liable for such taxes relating to any time period or periods ending on or prior to the Closing Date and (ii) Buyer being liable for such taxes relating to any time period or periods beginning after the Closing Date. Proration of Real Property Taxes and Personal Property Taxes will be made on the basis of the most recent officially certified tax valuation and assessment for the Assets. If such valuation pertains to a tax period other than that in which the Closing occurs, such apportionment will be recalculated at such time as actual tax bills for such period are available, and the parties will cooperate with each other in all respects in connection with such recalculation and pay any sums due in consequence thereof to the party entitled to recover the same within 60 days after the issuance of such actual tax bills. For purposes of this Section 8.4(b), "REAL PROPERTY TAXES" mean real property taxes, ad valorem taxes, general assessments and special assessments with respect to real property. "PERSONAL PROPERTY TAXES" mean ad valorem taxes with respect to the Assets other than real property.

          Section 8.5 WASTE TREATMENT PLANT COMPLETION. Buyer will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to complete construction of the waste water treatment plant described in SCHEDULE 1.3(V). Sellers will use commercially reasonable efforts to assist Buyer with information, documentation and advice relating to the completion of the construction and the operation of the waste water treatment plant described in
SCHEDULE 1.3(V). Buyer will, as promptly as practicable, reimburse Sellers for any reasonable out-of-pocket costs and expenses of any Seller to the extent incurred in connection with Sellers' obligations under the immediately preceding sentence.

          Section 8.6 POST CLOSING MATTERS RELATED TO PERMITS. (a) As soon as reasonably practicable after the Closing, but in no event later than 90 (ninety) calendar days after the Closing, Sellers and Buyer shall enter into an assignment agreement substantially in the form of the Water Rights Assignment whereby Tequila Herradura will assign to Buyer all rights and interests to the Water Correction Permits (to the extent and as permitted by applicable Law). Buyer and Sellers will jointly, at the sole cost and expense of Buyer, file with Mexico's National Waters Commission or other competent Governmental Authorities the Water Rights Assignment for all Water Correction Permits (to the maximum extent permitted by applicable Law), together with any forms, exhibits or documents required by applicable Law, and register such assignments with Mexico's Public Registry of Water Rights as applicable, and fulfill all other legal requirements in terms of applicable Law, of the contemplated Water Rights Assignment (including with respect to the Underground Water Rights and the Water Correction Permits, as applicable). Buyer and Sellers will be jointly responsible for all related filing and notice requirements in connection with the Water Rights Assignments related to the Water Correction Permits and the Underground Water Rights if and as applicable in accordance with applicable Law, and any and all other acts required for such assignment after the Closing. Sellers will timely provide Buyers with any and all documentation requested by the National Water Commission related to the Water Rights Assignment (including with respect to the Underground Water Rights and the Water Correction Permits, as applicable).

           Notwithstanding anything to the contrary contained in this Section 8.6(a), the Sellers shall be under no obligation to assign or enter into any Water Rights Assignment with respect to any Water Correction Permit that may have been denied by a competent Governmental Authority in accordance with applicable Law.

          (b) Upon reasonable advance written notice from Buyer, Sellers will use their commercially reasonable efforts to assist Buyer with the filing of any and all notices, applications, documents or other similar requirements before the National Waters Commission or any other competent Governmental Authorities to obtain the assignment of any relevant Permits not listed on SCHEDULE 7.1(C)(IV) (to the extent permitted by applicable law), including the approval of the Water Rights Assignments (both with respect to the Underground Water Rights and the Water Correction Permits, as applicable), and including by appearing before a notary public to ratify all of the Water Rights Assignments (including those related to the Underground Water Rights and the Water Correction Permits), and shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as may be reasonably necessary to achieve the foregoing.

          Section 8.7 INTELLECTUAL PROPERTY RIGHTS. (a) After the Closing, at Buyer's request and expense, Sellers or their designee will execute and deliver such additional documents and shall take such further actions as may be reasonably required to allow Buyer (or its applicable Affiliate) to record with all applicable Governmental Authorities its ownership of all Intellectual Property. Buyer will be solely responsible for all filing, attorneys' or other fees incurred in connection with such additional documents and recordations. In the event that for whatever reason the registration of the assignment of the Intellectual Property is objected to by the Mexican Industrial Property Institute (INSTITUTO MEXICANO DE LA PROPIEDAD INDUSTRIAL), or by any other Governmental Authority or by any third party whether in Mexico or throughout the world, Sellers and their Affiliates will use their best efforts and cooperate diligently with Buyer, including executing any document that may be required or convenient for the registration of the relevant assignment. Sellers and their Affiliates will comply with such obligation within five Business Days following Buyer's written request to do so.

          (b) Sellers acknowledge that, after the Closing, the Intellectual Property set forth on SCHEDULE 4.5(B) and all goodwill arising out of the use thereof shall inure to the sole benefit of Buyer.

          (c) Each of Sellers and Buyer will not, and will cause each of their controlled Affiliates not to, produce, market, manufacture or distributed or sell (for themselves or any third parties) any beverage alcohol products bearing the names that comprise Excluded Marks. The parties will cooperate with each other to ensure that third parties do not use any of the Excluded Marks as provided in the immediately preceding sentence.

          (d) If, after the Closing, any of the Sellers is issued or for any reason is deemed to be the owner or beneficiary, in any country, of any right, title or interest in any registration covering any of the Intellectual Property, or any mark that is confusingly similar to, or a translation and or transliteration of, the marks on SCHEDULE 4.5(B) (collectively, the "RELATED MARKS"), such Seller or Sellers will so notify Buyer and agree that it has acted or will act as an agent on and for Buyer's behalf, and will execute any and all instruments deemed by Buyer, its attorneys or representatives, to be necessary to transfer such right, title or interest in or to the Related Marks to Buyer. Related Marks will thereafter be considered included in the defined term Intellectual Property for all purposes of this Section 8.7.

          (e) Each of Sellers further covenants and agrees that, after the Closing, it shall not, directly or indirectly through any direct family member (that is, the current or former spouse of any Seller or any descendant of any Seller), agent, employee, affiliate or representative, and will cause its Affiliates and Subsidiaries not to:

               (i) use and/or register anywhere in the world any of the Intellectual Property, or anything identical or confusingly similar thereto;

               (ii) make any attempt, file any document with any Governmental Authority, or take any other action to challenge, dispute, attack, contest or adversely affect the full and exclusive ownership or validity of Buyer's rights in the Intellectual Property; including the use, validity, term, enforceability and/or any modification or translation of the Intellectual Property, or the Trademarks, before the Mexican Industrial Property Institute (INSTITUTO MEXICANO DE LA PROPIEDAD INDUSTRIAL) or any other Governmental Authority or Person; in particular, the Sellers and their Affiliates will not challenge, claim, dispute or demand in the future, anywhere in the world, the right of Buyer to use and/or register the Intellectual Property and the Trademarks, as well as any other mark, trademark, service mark, brand name, design, commercial advertisements, domain names, trade names, slogans or other intellectual property rights either identical or similar, to the extent of confusion with the Intellectual Property and the Trademarks, anywhere in the world;

               (iii) make use of, in connection with any other beverage product, any imagery, packaging, bottles, trade dress or advertising that are confusingly similar to those used by the Business;

               (iv) disparage the Business, the Assets, the Assumed Liabilities or the Intellectual Property; or

               (v)   aid or abet anyone else in doing any of the foregoing acts.

          Section 8.8 REMOVAL OF CERTAIN ASSETS. All tangible property constituting Assets that is located on the Las Norias Real Property (but not including any Excluded Assets located thereon) will be moved by Buyer, at Buyer's sole cost and expense, within 180 calendar days after the Closing Date from the Las Norias Real Property and in a manner so as to not cause damage to such premises. Buyer will give Seller reasonable advance notice of the date(s) on which Buyer intends to remove such property, and Sellers or their designee will have the right to be present during such removal.

          Section 8.9 CERTAIN INSURANCE MATTERS. With respect to any loss, liability or damage suffered by Buyer or any of its Affiliates after the Closing Date relating to, resulting from or arising out of the conduct of the Business prior to the Closing, for which any Seller or any of its Affiliates would be entitled to assert, or cause any other Person to assert, a claim for recovery under any policy of insurance that is an Excluded Asset in respect of the Business, each of the Sellers, at the request of Buyer, will use its reasonable efforts (a) to cause BFC and Buyer to be added as named insureds under each such policy effective from and after the Closing and (b) to assert one or more claims under any such policy of insurance covering such loss, liability or damage if Buyer is not itself entitled to assert such claim and to pay all amounts received in respect of such claims to Buyer, PROVIDED that all of each such Seller's reasonable out-of-pocket costs and expenses incurred in connection with the foregoing are promptly reimbursed by Buyer. Nothing in this Section 8.9 will affect or modify or be deemed to affect or modify in any way any of any Seller's obligations under Article IX of this Agreement.

          Section 8.10 EMPLOYER SUBSTITUTION. As promptly as practicable after the Closing, Buyer will notify the Business Employees in writing, in accordance with the provisions of Article 41 of the Mexican Federal Labor Law, of the occurrence of an Employer Labor Substitution (as defined under the Mexican Federal Labor Law), and will procure the execution of an Employee Substitution Agreement (as defined under the Mexican Federal Labor Law) among Buyer, Sellers and the corresponding union. Each of the Sellers will, within five Business Days after the Closing, withdraw all Business Employees before INSTITUTO MEXICANO DEL SEGURO SOCIAL, INSTITUTO DEL FONDO NACIONAL DE LA VIVIENDA PARA LOS TRABAJADORES or SISTEMA DE AHORRO PARA EL RETIRO and provide evidence thereof to Buyer. In the event that Buyer or any assignee of Buyer permitted hereunder is not also the employer of the Business Employees after the Closing, Buyer or each such assignee will, as promptly as practicable, enter into a written agreement with such employer pursuant to which such employer will provide all employee services to Buyer or such assignee.

          Section 8.11 COLLECTIVE BARGAINING AGREEMENTS. From and after the Closing, Buyer will honor the existing Collective Bargaining Agreements listed on SCHEDULE 4.13(A) pursuant to which Buyer will provide to all Business Employees the same terms and conditions of employment, including in respect of wage levels, job classifications, benefits and seniority, that existed immediately prior to the Closing. Each of Sellers will, and will, where applicable, cause its respective directors, officers and employees to, use their reasonable best efforts to assist Buyer and its Affiliates in their discussions with the corresponding unions.

          Section 8.12 THE HACIENDA AND RELATED LANDS. Buyer and Sellers agree to the terms and conditions set forth on SCHEDULE 8.12 with respect to (a) the Hacienda and (b) the Owned Real Property identified on SCHEDULE 8.12, effective from and after the Closing.

          Section 8.13 RELEASE. Effective at the Closing each of the Sellers and the Additional Seller Parties hereby agrees to unconditionally, irrevocably and forever release and discharge BFC, Buyer, and each of their respective Affiliates, successors and assigns and any present or former directors, officers, employees or agents of any of the foregoing (in each case after giving effect to the Closing and the transactions contemplated by this Agreement) (collectively, the "RELEASED PARTIES") of and from, and hereby agrees to unconditionally, irrevocably and forever waive any and all claims, debts, losses, expenses, proceedings, covenants, liabilities, suits, judgments, damages, actions and causes of action, rights, obligations, accounts, and liabilities, of any kind or character whatsoever, known or unknown, suspected or unsuspected, contingent or non contingent, direct or indirect, at law or in equity, arising out of, resulting from or relating to the Business, the Assets, the Trademarks or the Related Marks, in each case that such Persons ever had, now has or ever may in the future have or claim to have against any Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever arising prior to, on or after the date hereof; PROVIDED that this Section 8.13 shall not apply to (i) the rights of any Seller or any Additional Seller Party under this Agreement or under any Ancillary Agreement or (ii) any of the obligations of any Released Party under this Agreement or any Ancillary Agreement, including in respect of the Assumed Liabilities.

          Section 8.14 SELLER NON-COMPETE. (a) During the period beginning on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date (the "NON-COMPETE PERIOD"), none of the Sellers and the Additional Seller Parties and none of their respective controlled Affiliates shall, directly or indirectly (including through any controlled Affiliate), (i) produce, market, manufacture, distribute or sell (for themselves or a third party), or (ii) license or otherwise permit any Person to use either the Excluded Marks or the Intellectual Property in connection with: (A) any products or services that use imagery, packaging, bottles, trade dress or advertising that imitates or is confusingly similar to that of any of the Products, the Trademarks or the Related Marks or containing or marketed, advertised, distributed or sold using the Products, the Trademarks or the Related Marks, (B) any products containing or marketed, advertised, distributed or sold as containing beverage alcohol, tequila or products containing tequila, tequila-like flavors or agave, or (C) any alcoholic beverages with advertising that refers to or compares itself to the Business or the names "SAN JOSE DEL REFUGIO" or "HACIENDA SAN JOSE DEL REFUGIO" or any likeness of the Hacienda. Without limitation of the foregoing, each of the Sellers and the Additional Seller Parties acknowledges and agrees that the provisions of this Section 8.14 and Section 8.7 would preclude in all cases and in perpetuity each of the Sellers, the Additional Seller Parties and their respective controlled Affiliates from selling any such products with advertising that refers to or compares itself to the Business, the Intellectual Property (including the Trademarks) or the Excluded Marks.

          (b) Each of the Sellers and the Additional Seller Parties understands and acknowledges that (i) it would be difficult to calculate damages to Buyer from any breach of their obligations under this Section 8.14, (ii) injury to Buyer from any such breach would be irreparable and impossible to measure and
(iii) the remedy at law for any breach or threatened breach of this Section 8.14 would therefore be an inadequate remedy and, accordingly, Buyer shall, in addition to all other available remedies (including seeking such damages as it can show it has sustained by reason of such breach and/or the exercise of all other rights it has under this Agreement), be entitled to seek injunctive relief, specific performance and other equitable remedies without the necessity of showing actual damages or posting bond.

          (c) The parties understand and acknowledge that the restrictive covenants and other agreements contained in this Section 8.14 are an essential part of this Agreement and the transactions contemplated by this Agreement. It is the intention of the parties that, if any of the restrictions or covenants contained in this Section 8.14 are held to cover a geographic area or to be for a length of time that is not permitted by any applicable Law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent that such provision would then be valid or enforceable under any applicable Law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under any applicable Law. The parties also understand and acknowledge that nothing in this
Section 8.14 shall limit, diminish or abrogate any obligation of the Sellers or any of the Additional Seller Parties under this Section 8.14 to refrain from limiting, infringing or violating any of Buyer's or BFC's right, title and interest in, to and under the Intellectual Property, the Trademarks or the Related Marks.

          Section 8.15 TEQUILA ADVISORY BOARD. BFC and the Romo Brothers recognize the rich tradition and history that the Romo family has built surrounding the Tequila Herradura and El Jimador brands. In order to best enable BFC to capture the value that this heritage brings to the brands and to provide advice to BFC about the business and the industry, the Romo de la Pena Brothers each agree to serve as a member of the Tequila Advisory Board of Buyer (the "TEQUILA ADVISORY BOARD") for a period of at least one year after the Closing. The Romo de la Pena Brothers and BFC may extend the term of the Tequila Advisory Board if both BFC and the Romo de la Pena Brothers jointly elect to do so in their respective discretion. The Tequila Advisory Board will serve an advisory function to Buyer with respect to the transition and operation of the Business by Buyer and its group companies, the tequila industry in Mexico, governmental and regulatory matters relating to the Business, the agave production and supply business and the tequila suppliers, wholesalers, retailers and other customers. The Romo de la Pena Brothers will advise BFC in respect of the traditions and heritage built around the Tequila Herradura and El Jimador brands. Members of the Tequila Advisory Board will agree to act in the best interests of the Business and will not act contrary to or compete with the Business. (For the avoidance of doubt, the Tequila Advisory Board will be an advisory body and shall not have decision-making or operational authority with respect to the Business.) The Tequila Advisory Board will be expected to meet two to four times per calendar year at such times, and at such places, primarily in Mexico and the United States, as may be selected by Buyer. Buyer will reimburse each of the Romo de la Pena Brothers for his reasonable out-of-pocket costs and travel expenses incurred in connection with the performance of his duties as a member of the Tequila Advisory Board.

          Section 8.16 BONUS MATTERS. Seller may, but will have no obligation to, pay certain bonuses to each of the Business Employees set forth on SCHEDULE
4.7 in the amounts set forth opposite such person's name in such Schedule (the "SALE BONUS"). Any such Sale Bonus would be a single payment conditioned upon the Closing and would be paid by the Sellers. As a condition to any payment to the Business Employee by Sellers of the Sale Bonus, the relevant Business Employee will execute and deliver a receipt which, among others includes the acknowledgements, agreements and releases issued by the Business Employees to its current and future employer (including Buyer or any substitute employer of the Business Employees designated by Buyer) in substantially the terms set forth in SCHEDULE 4.7, and all communications with the Business Employees will include such acknowledgements, agreements and releases. Sellers will indemnify and hold harmless Buyer or any substitute employer of the Business Employees designated by Buyer for any Losses to the extent resulting from any Business Employee's requests or claims, by any means, that (a) the payment made under any Sale Bonus be replicated thereafter on an annual basis, or (b) be included as part of the daily integrated salary of the relevant Business Employee for the calculation of any severance payment made to such Business Employee who received the Sales Bonus for any reason, and Sellers agree that all such Losses and Sale Bonuses shall be deemed to be Excluded Liabilities for all purposes of this Agreement.

          Section 8.17 CERTAIN RECEIVABLES MATTERS. (a) In the event that Buyer shall not have collected the Excluded Receivables of Sazerac Company, Inc. or Wilson Daniels, Ltd. as of the Determination Date that were not in dispute as a result of any act or omission of Sellers by such Person as of the Closing, Buyer shall pay an amount equal to the uncollected amounts (net of IVA and IEPS) under such Excluded Receivables to Parent, on behalf of Sellers, and Buyer shall thereafter be entitled to receive all amounts payable in respect of such Excluded Receivables for Buyer's own account. In the event that any Products underlying the Excluded Receivables shall be returned to Tequila Herradura, Tequila Herradura will sell to Buyer, and Buyer will purchase from Tequila Herradura, all such Products to the extent saleable for a purchase price in cash equal to the inventory cost of such Products as of the Closing (i.e., net of margin).

     (b) Buyer will endeavor to collect the Purchased Receivables consistent with BFC's best business practices applicable to BFC's accounts receivable and, as promptly as practicable after the end of each calendar month (but in any event within five Business Days after the end of each such month) after the Closing, provide Sellers with a reasonably detailed written summary of all collection activities in respect of the Purchase Receivables during such month; PROVIDED, HOWEVER, that (i) in the exercise of such efforts Buyer may, but shall not be obligated to, commence any litigation to collect any Purchased Receivables and Sellers shall have the right to commence litigation to collect any such Purchased Receivable that have been transferred to Sellers pursuant to clause (ii) of this sentence; (ii) with respect to any such Purchased Receivables that have not been collected in full at any time after the Determination Date, Sellers will have the right by written notice to Buyer to assume collection of and responsibility for any such Purchased Receivables and if Sellers so elect, Buyer will (A) transfer and assign to Sellers (without any consideration therefor) all of Buyer's right, title and interest in and to such Purchased Receivables and be released from any obligation with respect to such Purchased Receivables and (B) as promptly as practicable after it receives any payment in respect of such Purchased Receivables, turn over and pay to Parent, on behalf of Sellers, such payment; (iii) if Buyer modifies or alters the payment terms (including as a result of any settlement) of any Purchased Receivable to provide that it will be payable after the Determination Date or would otherwise adversely affect Sellers' right or ability to collect the remaining balance of such account receivable in full in any material respect, such Purchased Receivable will be deemed, for the purpose of determining the Closing Date Working Capital under Section 3.3, to have been collected in full; and (iv) any collections from a customer which is both an obligor with respect to a Purchased Receivable and an account receivable generated after the Closing shall, unless such Purchased Receivable is in dispute as of the Closing as a result of any act or omission of Sellers, be applied against amounts payable in respect of such Purchased Receivable until such Purchased Receivable is paid in full. In the event that any Products underlying the Purchased Receivables shall be returned to Tequila Herradura, Tequila Herradura will sell to Buyer, and Buyer will purchase from Tequila Herradura, all such Products to the extent saleable for a purchase price in cash equal to the Standard Cost of such Products as of the Closing (i.e., net of margin).

     (c) In the event Buyer collects or receives any payment in respect of any Purchased Receivable, Buyer shall remit to Parent, on behalf of the Sellers, the portion of such payment constituting IVA and IEPS, and the Sellers shall as promptly as practicable pay over such portion to the appropriate Tax Authority and shall provide Buyer appropriate written evidence of such prompt payment. Notwithstanding the foregoing, in the event Buyer makes a payment in respect of any trade accounts payable constituting Assumed Liabilities, Buyer may reduce the amount to be remitted to the Sellers pursuant to the immediately preceding sentence by an amount (the "REDUCTION AMOUNT") equal to the portion of any payment made by Buyer in respect of such trade accounts payable constituting IVA; provided that in the event that the Reduction Amount exceeds the amount of the IVA and IEPS collected or received by Buyer in respect of any Purchased Receivable, Parent, on behalf of Sellers, shall remit such excess to Buyer within 5 days of receipt of the summary described in the following sentence. A summary of the calculation of such IVA and IEPS payments payable to Sellers and the Reduction Amounts shall be set forth in the monthly summaries provided in accordance with Section 8.17(b).

                                   ARTICLE IX

                           SURVIVAL; INDEMNIFICATION.

          Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers and Buyer contained in this Agreement will survive the Closing until the end of the 18th calendar month after the calendar month in which the Closing occurs; PROVIDED, HOWEVER that the representations and warranties in Section 4.2, Section 4.3, Section 4.8,
Section 4.16, Section 5.2, the last sentence of Section 4.1 and the last sentence of Section 5.1 will survive until the expiration of the applicable statute of limitations and the representations and warranties in Section 4.15 will survive until the third anniversary of the Closing Date. No claim may be made against any party hereto and no party hereto will have any liability to any other party hereto after the applicable survival period for a representation or warranty specified above shall have expired, except that, if any claim shall be made by a party hereto against another party hereto prior to the expiration of such survival period, then such survival period shall be extended as it relates to such claim until such claim has been satisfied or otherwise resolved as provided in this Article IX.

          Section 9.2 INDEMNIFICATION OF BUYER. (a) Subject to the limitations contained in this Article IX, Sellers and the Additional Seller Parties will indemnify, defend and hold harmless Buyer and any of its Affiliates and Buyer's and Buyer's Affiliates' directors, officers, employees, successors and assigns (each, a "BUYER INDEMNIFIED PARTY") from and against any and all losses, liabilities, and damages, costs and expenses (including reasonable fees and disbursements of counsel) (hereinafter individually, a "LOSS" and collectively, "LOSSES") which arise out of, or result from, or relate to (i) any breach or inaccuracy of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or in the certificate delivered by any Seller pursuant to Section 7.1(e) (which representations and warranties for purposes of this Section 9.2 shall be read as though none of them contained any materiality or Material Adverse Effect qualifier or exception), or (ii) any Excluded Liability. Notwithstanding anything to the contrary in this Agreement, (i) neither of the Romo de la Pena Brothers will have any obligations or liability under this Section 9.2 unless and until all other Sellers shall have failed to make any payments otherwise required under this Section 9.2; and (ii) subject to clause (i) of this sentence, the Romo de la Pena Brothers will be severally (not jointly and severally) liable for any payments required under this Section 9.2, but the maximum liability of each of the Romo de la Pena

Brothers will not exceed 50% of the aggregate amounts required to be paid under this Section 9.2. In addition, without affecting or limiting Buyer's obligations under or as a result of Section 8.10 or Section 9.3(a), the Sellers agree to indemnify, defend and hold harmless each of the Buyer Indemnified Parties from and against any and all Losses and claims relating to any Business Employee as a result of or in connection with any act or omission of the Sellers or any Affiliate of the Sellers occurring before the Closing.

          (b) No claim may be made against Sellers or the Additional Seller Parties for indemnification pursuant to Section 9.2(a)(i) with respect to any individual item of Loss arising from a breach or inaccuracy of any representation or warranty of Sellers ("SELLERS WARRANTY BREACHES") in this Agreement, unless the aggregate of all Losses of Buyer Indemnified Parties with respect to all such breaches and inaccuracies exceeds 0.5% of the Final Purchase Price and then, in any case, only to the extent of such excess. Notwithstanding the foregoing, (i) in no event will Sellers' and Additional Seller Parties' aggregate liability under Section 9.2(a)(i) exceed $100,000,000.00; (ii) none of the limitations set forth in this Section 9.2(b) shall apply to or otherwise limit the Buyer Indemnified Parties' right to indemnification for all Losses arising out of, or resulting from, or relating to any breach or inaccuracy of the representations and warranties set forth in Section 4.2, Section 4.3 or
Section 4.8; and (iii) for purposes of (A) determining whether Losses relating to Sellers Warranty Breaches exceed 0.5% of the Final Purchase Price and (B) calculating Losses for which Sellers and Additional Seller Parties are liable under Section 9.2(a)(i), Sellers and Additional Seller Parties will not have any liability for such Losses unless the aggregate amount of such Losses relating to a single claim (or group of claims relating to the same or similar event, fact or circumstance) exceeds $25,000.

          (c) If a Buyer Indemnified Party is entitled to indemnification from the Sellers and the Additional Seller Parties hereunder for any Losses, such indemnification obligations of the Sellers will be satisfied first from the Escrowed Funds pursuant to the Escrow Agreement and, after any such Escrowed Funds are released from escrow pursuant to the Escrow Agreement or otherwise claimed against hereunder, by Sellers and the Additional Seller Parties, subject to the limitations contained herein; provided, however, that with respect to any Loss that arises out of, or results from, or relates to any Excluded Tax Matter, the Buyer Indemnified Parties may, but shall not be required to, first satisfy such indemnifiable Loss from the Escrowed Funds pursuant to the Escrow Agreement and may proceed against the Sellers and the Additional Seller Parties in respect thereof, subject to the limitations contained herein.

          (d) Each Buyer Indemnified Party will give Sellers prompt written notice of any claim, assertion, event or proceeding (collectively, a "BUYER CLAIM") by or in respect of a third party of which such Buyer Indemnified Party has knowledge concerning any Loss as to which such Buyer Indemnified Party may request indemnification hereunder. Any delay in the giving of such notice will not relieve the Sellers of their indemnification obligations under Section 9.2(a) except to the extent that the Sellers are actually damaged as a result of such delay. Sellers will have the right to direct, through counsel of their own choosing, the defense or settlement of any such Buyer Claim at its own expense. If Sellers elect to assume the defense of any such

Buyer Claim, such Buyer Indemnified Party may participate in such defense, but in such case the expenses of such Buyer Indemnified Party will be paid by such Buyer Indemnified Party. If and to the extent reasonably requested by Sellers, such Buyer Indemnified Party will provide Sellers with access to its records and personnel relating to any such Buyer Claim during normal business hours and will otherwise cooperate with Sellers in the defense or settlement thereof, and Sellers will reimburse such Buyer Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If Sellers elect to direct the defense of any such Buyer Claim, (i) such Buyer Indemnified Party will not pay, or permit to be paid, any part of any Loss claimed by the third party claimant in respect of such Buyer Claim, unless (1) Sellers consent in advance in writing to such payment (which consent will not be unreasonably withheld, delayed or conditioned), (2) Sellers, subject to the last sentence of this Section 9.2y(d), withdraw from the defense of such asserted liability or (3) the Buyer Indemnified Party is so ordered or directed by a Governmental Authority or arbitral authority (which order or direction is not stayed) or a final judgment from which no appeal may be taken by or on behalf of Sellers is entered against the Buyer Indemnified Party for such Loss and (ii) Sellers will not enter into any settlement or compromise of such Buyer Claim that does not include as a unconditional term thereof the giving by the claimant or plaintiff to the Buyer Indemnified Parties a full release of all liability with respect to the subject matter of the Buyer Claim or that involves any term or condition applicable to the Buyer Indemnified Parties other than the payment of money by Sellers, in each case, without the prior written consent of Buyer. If Sellers fail to defend any Buyer Claim, or if, after commencing or undertaking any such defense, fail to prosecute or withdraws from such defense, such Buyer Indemnified Party will have the right to undertake the defense or settlement thereof, at Sellers' expense. If such Buyer Indemnified Party assumes the defense of such Buyer Claim pursuant to this Section 9.2y(c) and proposes to settle such Buyer Claim prior to a final judgment thereof or to forego appeal with respect thereto, then such Buyer Indemnified Party will give Sellers prompt written notice thereof and Sellers will have the right to participate in the settlement or assume or reassume the defense of such Buyer Claim. The foregoing provisions of this
Section 9.2(d) will not apply to Tax Matters, which shall instead be governed by
Section 8.3(d).

          Section 9.3 INDEMNIFICATION OF SELLERS. (a) Subject to the limitations contained in this Article IX, Buyer agrees to indemnify, defend and hold harmless Sellers and any of their Affiliates, and its and its Affiliates' directors, officers, employees, successors and assigns (each, a "SELLER INDEMNIFIED PARTY") from and against any and all Losses which arise out of, or result from, or relate to (i) any breach or inaccuracy of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in the officer's certificate delivered by Buyer pursuant to Section 7.2(e) (which representations and warranties for purposes of this Section 9.3 shall be read as though none of them contained any materiality or Material Adverse Effect qualifier or exception), (ii) any Assumed Liability, (iii) Liabilities incurred by Buyer resulting from the operation of the Business on and after the Closing Date, (iv) claims relating to any Owned Real Property arising on and after the Closing Date or (v) claims made by any other party to a Real Property Lease on and after the Closing Date, in each case, in the case of clauses (iii) - (v), to the extent such Liabilities and claims would otherwise constitute an Assumed Liability hereunder. In addition, Buyer agrees to indemnify, defend and hold harmless each of the Seller Indemnified Parties from and against any and all Losses and claims relating to any Business Employee as a result of or in connection with any act or omission of Buyer or any Affiliate of Buyer occurring on or after the Closing.

          (b) No claim may be made against Buyer for indemnification pursuant to
Section 9.3(a)(i) with respect to any individual item of Loss arising from a breach or inaccuracy of any representation or warranty in this Agreement, unless the aggregate of all Losses of the Seller Indemnified Parties with respect such breaches exceeds 0.5% of the Final Purchase Price and then only to the extent of such excess, and in no event will Buyer's aggregate liability for such breaches and inaccuracies exceed $100,000,000.00. Notwithstanding the foregoing, none of the limitations set forth in this Section 9.3(b) shall apply to or otherwise limit the Seller Indemnified Parties' right to indemnification for all Losses arising out of, or resulting from, or relating to any breach or inaccuracy of the representations and warranties set forth in Section 5.2. Notwithstanding the foregoing, for purposes of determining whether Losses for which indemnification pursuant to Section 9.3(a)(i) is available exceed 0.5% of the Final Purchase Price, Buyer will not have any liability for such Losses unless the aggregate amount of such Losses relating to a single claim (or group of claims relating to the same or similar event, fact or circumstance) exceeds $25,000.

          (c) Each Seller Indemnified Party will give Buyer prompt written notice of any claim, assertion, event or proceeding (collectively, a "SELLER CLAIM") by or in respect of a third party of which such Seller Indemnified Party has knowledge concerning any Loss as to which such Seller Indemnified Party may request indemnification hereunder. Any delay in the giving of such notice will not relieve Buyer of its indemnification obligations under Section 9.3(a) except to the extent that Buyer is actually damaged as a result of such delay. Buyer will have the right to direct, through counsel of its own choosing, the defense or settlement of any such Seller Claim at its own expense. If Buyer elects to assume the defense of any such Seller Claim, such Seller Indemnified Party may participate in such defense, but in such case the expenses of such Seller Indemnified Party will be paid by such Seller Indemnified Party. If and to the extent reasonably requested by Buyer, such Seller Indemnified Party will provide Buyer with access to its records and personnel relating to any such Seller Claim during normal business hours and will otherwise cooperate with Buyer in the defense or settlement thereof, and Buyer will reimburse such Seller Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If Buyer elects to direct the defense of any such Seller Claim, (i) such Seller Indemnified Party will not pay, or permit to be paid, any part of any Loss claimed by the third party claimant in respect of such Seller Claim, unless (1) Buyer consents in advance in writing to such payment (which consent will not be unreasonably withheld, delayed or conditioned), (2) Buyer, subject to the last sentence of this Section 9.2y(c), withdraws from the defense of such asserted liability or (3) the Seller Indemnified Party is so ordered or directed by a Governmental Authority or arbitral authority (which order or direction is not stayed) or a final judgment from which no appeal may be taken by or on behalf of Buyer is entered against the Seller Indemnified Party for such Loss and (ii) Buyer will not enter into any settlement or compromise of such Seller Claim that does not include as a unconditional term thereof the giving by the claimant or plaintiff to the Seller Indemnified Parties a full release of all liability with respect to the subject matter of the Seller Claim or that involves any term or condition applicable to the Seller Indemnified Parties other than the payment of money by Buyer, without the prior written consent of Parent. If Buyer fails to defend any Seller Claim, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, such Seller Indemnified Party will have the right to undertake the defense or settlement thereof, at Buyer's expense. If such Seller Indemnified Party assumes the defense of any such Seller Claim and proposes to settle such Seller Claim prior to a final judgment thereon or to forego appeal with respect thereto, then such Seller Indemnified Party will give Buyer prompt written notice thereof and Buyer will have the right to participate in the settlement or assume or reassume the defense of such Seller Claim. The foregoing provisions of this Section 9.3(c) will not apply to Tax Matters, which shall instead be governed by Section 8.3(d).

          Section 9.4 TAX BENEFIT; INSURED LOSS. Notwithstanding anything to the contrary in Section 9.2 or Section 9.3, in the event any claim pursuant to this Article IX is an insured loss to the indemnified Person, the indemnifying Person will be entitled to a credit against any liability thereunder in the net amount of and to the extent of any insurance proceeds to which the indemnified Person shall have actually received. If an indemnified Person receives payment required by this Agreement from any indemnifying Person in respect of an indemnifiable Loss and subsequently receives insurance proceeds in reduction of such indemnifiable Loss, then the indemnified Person will promptly pay to the indemnifying Person an amount equal to the excess of the indemnity payment received from such indemnified Person in respect of such indemnifiable Loss over the amount of the indemnity payment that would have been due if the insurance proceeds had be actually received prior to such indemnity payment. Notwithstanding anything to the contrary in Section 9.2 or Section 9.3, any amounts payable by the indemnifying Person to or on behalf of an indemnified Person pursuant to this Article IX will be (i) increased to take account of any net Tax cost incurred by the indemnified Person arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified Person arising from the incurrence or payment of any such Loss, in each case when and as such Tax cost or benefit is actually realized through an increase or reduction of Taxes otherwise due.

          Section 9.5 DAMAGES LIMITATIONS. Notwithstanding anything to the contrary herein, none of Sellers or Buyer will be permitted to recover any consequential, indirect or punitive damages arising out of or related to this Agreement and the transactions contemplated hereby, regardless of the form of the claim, including claims for indemnification, tort, breach of contract, warranty, representation or covenant, unless, and then only to the extent, such damages (a) arise out of or result from any common law fraud by the indemnifying Person or (b) are awarded in an action involving a third party claim against the party to this Agreement that is seeking recovery for such damages.

          Section 9.6 EXCLUSIVE PROVISIONS; NO RESCISSION. Except as otherwise set forth in this Agreement or in any Ancillary Agreement, none of Buyer and the Sellers is making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein will give rise to any right on the part of Buyer or any Seller, after the consummation of the purchase and sale of the Assets contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby except in the event of fraud.

          Section 9.7 EXCLUSIVE REMEDY. Except as provided in any Ancillary Agreement, Section 10.2 and Section 11.5, and except for the right to seek specific performance of the covenants and agreements contained in this Agreement and except for fraud or willful breach of this Agreement, the indemnification rights under this Article IX will be the exclusive remedy of the parties hereto with respect to any dispute arising out of or related to this Agreement.

                                    ARTICLE X

                            TERMINATION OF AGREEMENT.

          Section 10.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

               (a)   by the mutual written consent of Sellers and Buyer;

               (b) by Sellers or by Buyer, if the Closing shall not have occurred on or before the 120th calendar day after the date of this Agreement; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur prior to such date;

               (c) by Buyer if Sellers have committed a material breach of any provision of this Agreement such that either of Section 7.1(a) or Section 7.1(b) would not then be capable of satisfaction, Buyer has not waived such breach in writing and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Sellers by Buyer;

               (d) by Sellers if Buyer has committed a material breach of any provision of this Agreement such that either of Section 7.2(a) or Section 7.2(b) would not then be capable of satisfaction, Sellers have not waived such breach in writing and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Buyer by Sellers; or

               (e) by Sellers or by Buyer, if any Governmental Authority has issued a final, non-appealable order, decree or ruling permanently enjoining or prohibiting the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that, for the avoidance of doubt, Buyer will not have any right to terminate this Agreement pursuant to this
     Section 10.1(e) if any such order, decree or ruling is subject to any obligation of Buyer to dispose of

     Assets after the Closing or imposes any limit or restriction on the conduct of the Business after the Closing, so long as compliance with such order, decree or ruling would not have a material adverse effect on the assets and operations of BFC and the Business, taken as a whole.

          Section 10.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 10.1, (i) this Agreement will become null and void and of no further force and effect, except for this Section 10.2, the last sentence of Section 6.1(a), Section 11.3, Section 11.5, Section 11.8 and
Section 11.9 and the Confidentiality Agreement, each of which will survive such termination, and (ii) there will be no liability on the part of any Seller or Buyer or their respective officers, directors or Affiliates; PROVIDED, HOWEVER, that if such termination results from the willful breach by a party of the provisions contained in this Agreement, such party will be fully liable for any and all damages, costs and expenses sustained or incurred by the other party hereto as a result of such breach.

                                   ARTICLE XI

                                 MISCELLANEOUS.

          Section 11.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

    "ACCOUNTANT" has the meaning set forth in Section 3.3(b).

    "ACTION OR PROCEEDING" means any action, suit, proceeding or arbitration by any Person, or any investigation, inquiry (whether formal or informal), administrative proceeding, suit, claim, whether civil or criminal, including AMPARO, charge or Audit by or before any Governmental Authority or arbitrator.

    "ADDITIONAL SELLER PARTIES" has the meaning set forth in the preamble.

    "AFFILIATE" means with respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means, with respect to a Person, the ownership by another Person of 50% or greater of the income or voting interests of such Person or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

     "AFFILIATED GROUP" means the affiliated group of corporations within the meaning of Title II, Chapter VI of the Mexican Income Tax Law (LEY DEL IMPUESTO SOBRE LA RENTA) of which either Purchased Subsidiary is or has been a member during any period preceding the Closing Date or any similar group defined under a similar provision of state, local or foreign law.

    "AGAVE CONTRACTS" has the meaning set forth in Section 4.5(d)(iii).

    "AGREEMENT" has the meaning set forth in the preamble.

    "AMATITAN LEASE" means, collectively, (a) the Lease Agreement dated
October 30, 2001, among Tequila Herradura, as lessee, and Luis Pedro Pablo Romo de la Pena and Gabriela Guadalupe Romo Romero, as lessors and co-owners of the piece of land named "La Higuerita", and (b) the Lease Agreement dated October 20, 2001, among Tequila Herradura, as lessee, and the Romo de la Pena Brothers, as lessors and co-owners of each of the pieces of land named San Jose del Refugio Fraccion Norte and Huerta de Alfalfa.

    "ANCILLARY AGREEMENTS" means each of the agreements to be delivered pursuant to Section 7.1(f), (g), (h) and (i).

    "APPRAISAL" has the meaning set forth in Section 6.4.

    "APPRAISER" has the meaning set forth in Section 6.4.

    "ASSET PURCHASE AND ASSIGNMENT AGREEMENT" has the meaning set forth in
Section 7.1(f).

    "ASSETS" has the meaning set forth in Section 1.1.

    "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning set forth in Section 7.1(f).

    "ASSIGNMENT OF IP" has the meaning set forth in section 7.1(f).

    "ASSIGNMENT OF TRADEMARKS" has the meaning set forth in Section 7.1(f).

    "ASSUMED LIABILITIES" has the meaning set forth in Section 1.3.

    "AUDIT" means any audit, inquiry, investigation, assessment of Taxes, other examination by any Tax Authority, and any other proceeding or appeal of such proceeding relating to Taxes

    "BUSINESS" has the meaning set forth in the Recitals.

    "BUSINESS DAY" means any day on which commercial banks are not authorized or required by law to close in New York, New York, USA or Mexico City, Federal District, Mexico.

    "BUSINESS EMPLOYEE" means the employees of Sellers or any Purchased Subsidiary employed in the Business.

    "BUYER CLAIM" has the meaning set forth in Section 9.2(d).

    "BUYER INDEMNIFIED PARTY" has the meaning set forth in Section 9.2(a).

    "BUYER OBLIGATIONS" has the meaning set forth in Section 11.14(a).

    "BUYER PARTIES" has the meaning set forth in Section 11.14(a).

    "CEM" means Meltum-Consultadoria E Marketing LTDA, a limited liability company organized under the laws of the Republic of Portugal.

    "CLOSING" has the meaning set forth in Section 3.1.

   "CLOSING DATE" has the meaning set forth in Section 3.1.

    "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 3.3(a).

    "CLOSING DATE EXCLUDED RECEIVABLES" has the meaning set forth in Section 3.3(c).

    "CLOSING DATE WORKING CAPITAL" has the meaning set forth in Section
3.3(c).

    "CLOSING EXCLUDED NET RECEIVABLES" has the meaning set forth in Section 3.2(a).

    "CLOSING STATEMENT OF EXCLUDED RECEIVABLES" has the meaning set forth in
Section 3.3(a).

    "CLOSING STATEMENT OF WORKING CAPITAL" has the meaning set forth in
Section 3.3(a).

    "CLOSING STATEMENTS" has the meaning set forth in Section 3.3(a).

    "COLLECTION AGREEMENT" has the meaning set forth in Section 6.7(b).

    "COLLECTIVE BARGAINING AGREEMENTS" has the meaning set forth in Section 4.13(a).

    "COMPETITION COMPENSATION AGREEMENT" has the meaning set forth in Section 7.1(i).

    "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated March 3, 2006 between Parent and Buyer.

    "CONTRACTS" has the meaning set forth in Section 1.1(b)(vii).

    "CONTRACTS AND OTHER AGREEMENTS" means all executory contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses or commitments which are legally binding.

    "CORPORATE SELLERS" means the Sellers other than the Romo de la Pena
Brothers.

    "COSESA" has the meaning set forth in the Recitals.

    "DETERMINATION DATE" has the meaning set forth in Section 3.3(a).

    "DISPUTE" has the meaning set forth in Section 11.9.

    "EMPLOYMENT-RELATED TAXES" means, payments of (a) employer contribution quotas to each of the Mexican Institute of Social Security (INSTITUTO MEXICANO DEL SEGURO SOCIAL), the Institute of the Employees National Housing Fund (INSTITUTO DEL FONDO NACIONAL DE LA VIVIENDA PARA LOS TRABAJADORES) and the Retirement Savings System (Sistema de Ahorro para el Retiro); and (b) employee and employer related Taxes.

    "ENVIRONMENT" means the indoor and outdoor environment including the air, surface water, underground water (and in general any waters and water bodies defined as Mexican national waters (AGUAS NACIONALES) or recipient bodies of Mexican national waters (CUERPOS RECEPTORES DE AGUAS NACIONALES)), any land, wetland, sediment, soil or subsurface strata, and natural resources and the environment as defined in any Environmental Laws.

    "ENVIRONMENTAL CLAIM" means, any suit, claim, action, demand, order, proceeding, demand of payment, litigation, administrative proceeding or other proceeding in connection with the Business and the Assets, any written notice or claim by any other Person alleging or asserting such first Person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to the Environment, natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence or Release into the Environment, of any Hazardous Substance or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

    "ENVIRONMENTAL CONDITION" means, with respect to any Owned Real Property, Leased Real Property or with respect to the operation of the Business: (i) existing conditions, ongoing activities or failures to act, which violate Environmental Laws, or have resulted or could result in a Release of Hazardous Substances; and (ii) existing conditions resulting from past Releases of Hazardous Substances that have affected the Environment, real property, or human health.

   "ENVIRONMENTAL LAWS" means any Law of Mexico or Order issued by a Governmental Authority of Mexico, relating to the regulation or protection of human health, safety or the Environment or to Remedial Actions, Releases, or threatened Releases of pollutants, contaminants or toxic or Hazardous Substances into the Environment and shall include Mexico's LEY GENERAL DEL EQUILIBRIO ECOLOGICO Y LA PROTECCION AL AMBIENTE, Mexico's LEY DE AGUAS NACIONALES, Mexico's LEY GENERAL PARA LA PREVENCION Y GENTION INTEGRAL DE LOS RESIDUOS, Mexican official norms NOM-052-SEMARNAT-2006, NOM-053-SEMARNAT-1993, NOM-138-SEMARNAT/SS-2003 and PROY-NOM-147-SEMARNAT/SSA1-2004, Mexico's LEY GENERAL DE SALUD, MEXICO'S REGLAMENTO FEDERAL DE SEGURIDAD, HIGIENE Y MEDIC AMBIENTE EN EL TRABAJO and Mexican official norm NOM-010-STPS-1999, as such laws, regulations and Mexican official norms have been amended or supplemented.

    "ENVIRONMENTAL PERMIT" means any consent, license, permit, permission, grant, waiver, order, registration, authorization, concession, approval, exemption or similar right or privilege issued by any Governmental Authority of Mexico pursuant to Environmental Law.

    "ESCROW AGENT" has the meaning set forth in Section 3.2(b).

    "ESCROW AGREEMENT" has the meaning set forth in Section 3.2(b).

    "ESCROWED FUNDS" has the meaning set forth in Section 3.2(b).

    "EXCLUDED ASSETS" has the meaning set forth in Section 1.2.

    "EXCLUDED CLAIMS" means any obligations, claims, charges, actions, causes of action, claims for relief, demands, rights, damages and costs, attorneys' fees, compensatory or punitive or exemplary damages of any nature whatsoever, known or unknown, suspected or unsuspected, which any of the Persons set forth on SCHEDULE 11.1(A) or any of their respective Affiliates, or any of their respective successors, assigns, heirs or estates, ever had, now have or hereafter claim to have, in law or in equity, by reason of any matter, cause or thing whatsoever, to the extent arising out of, or related to, or otherwise in connection with the Sellers, the Business, the Assets or this Agreement or the transactions contemplated hereby or relating hereto; PROVIDED that the litigation set forth in Item 7 of Schedule 1.3(iv) (Assumed Litigation) shall not be an Excluded Claim.

    "EXCLUDED LIABILITIES" has the meaning set forth in Section 1.4.

    "EXCLUDED MARKS" means the trademarks (or any derivation thereof) that are listed on Attachment C to SCHEDULE 1.2(X).

    "Excluded Receivables" has the meaning set forth in Section 1.2.

    "Excluded Receivables Statement" has the meaning set forth in Section
3.2(a).

    "EXCLUDED TAX MATTER" has the meaning set forth on SCHEDULE 11.1(B).

    "EXCLUDED TAXES" means, without duplication, (a) any Taxes of, or required under applicable law to be paid by, any Seller for any period, (b) any Taxes of or relating to the Business, or the Assets (including the Outstanding Equity Securities) for or applicable to any Pre-Closing Tax Period or Pre-Closing Straddle Period, (c) any Taxes of, or required to be paid by, any Purchased Subsidiary for any Pre-Closing Tax Period or Pre-Closing Straddle Period (d) any Taxes resulting from, arising out of or relating to the transactions contemplated by Section 6.3 hereof, (e) any Taxes for which Buyer or any of its Affiliates become liable pursuant to Section IV of Article 26 of the Federal Fiscal Code (CODIGO FISCOL DE LA FEDERACION) arising as a result of the transactions contemplated by this Agreement or any Ancillary Agreement, and (f) any Taxes imposed in connection with the transactions contemplated by the Agreement or any Ancillary Agreement under Title V of the Mexican Income Tax Law (LEY DEL IMPUESTO SOBRE LA RENTA). Notwithstanding the foregoing, Excluded Tax shall not include any liability for Taxes attributable to any action taken simultaneously with or after the Closing by Buyer, any of its Affiliates (including any Purchased Subsidiary), or any transferee of Buyer or any of its Affiliates (other than any such action contemplated by this Agreement or any of the Ancillary Agreements) or the manner in which Buyer finances the transactions contemplated by this Agreement or attributable to a breach by Buyer of its obligations under this Agreement.

    "FEDERAL DUTIES LAW" means Mexico's LEY FEDERAL DE DERECHOS.

    "FINAL PURCHASE PRICE" has the meaning set forth in Section 2.1.

    "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6(a).

    "GERMAN COMPETITION ACT" has the meaning specified in Section 4.4.

    "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, municipal, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision or any self-regulatory organization, chamber or association and any official, political or other subdivision, department or branch of any of the foregoing.

    "HACIENDA" means the real property named San Jose del Refugio Fraccion
Sur, located in Amatitan, Jalisco, Mexico and including (a) all structures and leasehold improvements located thereon, (b) all appurtenances relating thereto,
(c) all fixtures, machinery, apparatus or equipment affixed thereon and (d) all tangible property that is and historically has been located thereon, except for such tangible property that Sellers agree to transfer to BFC pursuant to Section 6.8.

    "HAZARDOUS SUBSTANCES" means any substance, waste or matter regulated under or defined as such under any Environmental Law or Mexican human health and safety law, including any wastes, materials or substances, or any constituents thereof, which are (i) designated as a "hazardous material" or as a "hazardous waste" or both pursuant to Mexico's LEY GENERAL DEL EQUILIBRIO ECOLOGICO Y LA PROTECCION AL AMBIENTE, (ii) listed or characterized as "hazardous" under Mexican Official Norms NOM-052-SEMARNAT-2006 and NOM-053-SEMARNAT-1993, and
(iii) designated as "hazardous waste" under Mexico's LEY GENERAL PARA LA PREVENCION Y GESTION INTEGRAL DE LOS RESIDUOS.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "ICC RULES" has the meaning set forth in Section 11.9.

    "IEPS" has the meaning set forth in Section 2.1.

    "INITIAL PURCHASE PRICE" has the meaning set forth in Section 2.1.

    "INTELLECTUAL PROPERTY" means the intellectual property rights related to the Business including: patents, trademarks (including the Trademarks), service marks, brand names, certification marks, copyrights and copyrightable works (and any registrations, applications or renewals relating thereto), license rights, software rights, trade dress, trade secrets, technology, know-how, ways of doing business and confidential information and proprietary information, processes, drawings, plans and files used in the production of any bottles and packaging, all bottle or package designs and molds, bottle caps, all design rights and registered and unregistered designs, formulae, customer lists and data, process technology, recipes, methodologies, and all other similar or allied proprietary or industrial property rights in any of the foregoing, whether such rights are now known or hereafter discovered, whether patentable or unpatentable, registrable or unregistrable, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions and industrial designs (including any applications therefor, continuations, divisionals, continuations-in-part, re-examinations, provisionals and reissues), discoveries and ideas, whether patentable or not in any jurisdiction; domain name registrations; all other intellectual property rights which are used or useful, or which have been used in connection with the Business; and any claims, causes of action or rights to past, present and future damages arising out of or related to any infringement or misappropriation of any of the foregoing.

     "INTERCOMPANY ACCOUNTS" means all obligations of any Seller or the Purchased Subsidiary, on the one hand, to any other Seller or any director or officer of any Seller or any shareholder of Parent or any Affiliate of such director, officer or shareholder, on the other hand.

     "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section
4.6(a).

     "IVA" has the meaning set forth in Section 2.1.

     "INVENTORY" means all raw materials; dry goods; agave; tequila, tequila cocktails, sangrita and all other alcoholic and non-alcoholic beverages (in each case, whether in process, in barrels or in bottles or cans); and merchandise, packaging materials and other supplies related thereto.

     "LAS NORIAS REAL PROPERTY" has the meaning set forth in Section 1.2(iii).

     "LAW" or "LAWS" means any constitution, law, statute, treaty, rule, standard, regulation, ordinance and other pronouncement having the effect of law in Mexico, United States of America, any foreign country or any domestic or foreign state, municipal, county, city or other political subdivision or of any Governmental Authority.

     "LEASED PROPERTY" means all real property that is subject to a Real Property Lease.

     "LIEN" means any trust, limitation of ownership, whether recorded or not before a Public Registry of Property (REGISTRO PUBLICO DE LA PROPIEDAD), agrarian limitation (including any request of expansion of adjoining or near ejido lands pending resolution), trespassing or occupancy, mortgage, lien, pledge, encumbrance, security interest, claim, charge, defect in title or other restriction.

    "LOSS" and "LOSSES" has the meaning set forth in Section 9.2(a).

     "MATERIAL ADVERSE EFFECT" means (a) with respect to Sellers or any Purchased Subsidiary, a material adverse effect on the Assets, Assumed Liabilities, results of operations or condition (financial or otherwise) of the Business or the ability to use any Owned Real Property or any property subject to a Real Property Lease in substantially the same manner as such Owned Property or Leased Property was used in the conduct of the Business prior to the Closing Date or the ability to consummate the transactions contemplated hereby and (b) with respect to Buyer, a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     "MATERIAL CONTRACTS" has the meaning set forth in Section 4.5(d).

     "MERRILL BRIDGE LOAN" means all outstanding indebtedness (and interest thereon) of CH Acciones under that certain Loan Agreement dated as of July 11, 2006, between Merrill Lynch and CH Acciones.

     "MERRILL LYNCH" has the meaning set forth in Section 6.3.

     "MEXICAN FEDERAL ECONOMIC COMPETITION LAWS" means LEY FEDERAL DE COMPETENCIA ECONOMICA and its regulations.

     "MEXICAN FIS" means the Mexican Financial Information Standards
(previously known as the Mexican generally accepted accounting principles issued by the Accounting Principles Commission of the INSTITUTO MEXICANO DE CONTADORES PUBLICOS, A.C. or Mexican GAAP).

     "NATIONAL WATER COMMISSION" means Mexico's COMISION NACIONAL DEL AGUA.

     "NATIONAL WATERS LAW" means Mexico's LEY DE AGUAS NACIONALES.

     "NON-COMPETE PERIOD" has the meaning set forth in Section 8.14.

     "ORDER" means any writ, judgment, decree, injunction, or similar order or requirement of any Governmental Authority or arbitral tribunal, in each case whether preliminary or final with respect to the operation of the Business.

     "OTHER CASH PAYMENT" has the meaning set forth in SCHEDULE 2.2.

     "OUTSTANDING EQUITY SECURITIES" means all outstanding equity securities of, and ownership and voting interests in, the Purchased Subsidiaries.

     "OVERAGE" has the meaning set forth in Section 3.3(d).

     "OWNED REAL PROPERTY" means all real property owned in fee by any Seller or any Purchased Subsidiary.

     "PARENT" has the meaning set forth in the preamble.

     "PERMITS" means any notification, license, concession, permit (including limitation any Environmental Permit, any import, export, construction and operation permit), authorization, approval, franchise, certificate, exemption, classification, registration, qualification or similar document or authority that has been issued or granted by any Governmental Authority, and applications therefore.

     "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to an obligation or liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien or encumbrance which individually or in the aggregate with other such imperfections of title, Liens or encumbrances on such property would not reasonably be expected to materially affect the value or use of such property.

     "PERSON" means any individual, sole proprietorship, entity, limited liability company, corporation, partnership, firm, joint venture, association, unincorporated syndicate, joint-stock company, trust, unincorporated organization, Governmental Authority, body corporate or other entity (in each case whether or not having separate legal personality).

     "PERSONAL PROPERTY TAXES" has the meaning set forth in Section 8.4(b)

     "PLAN" means all material compensation or benefit plans, programs, policies, or practices, contracts or arrangements which are sponsored, administered, maintained or contributed to by Sellers or the Purchased Subsidiary or any of their respective Affiliates for the benefit of Business Employees (or former employees of the Business) or under which Sellers or the Purchased Subsidiary have any liability or obligation of any kind relating to employee benefits of any kind in respect of the Business Employees, including any retirement, retirement savings or pensions, bonus, incentive or deferred compensation, post-retirement medical or life insurance, profit sharing, stock option, severance or termination pay, health, medical, dental, life, disability or other insurance and supplemental employment or unemployment benefits, whether written or unwritten, tax-qualified or non-qualified, funded or unfunded.

     "POST-CLOSING STRADDLE PERIOD" has the meaning set forth in Section
8.3(h).

     "POWER OF ATTORNEY" has the meaning set forth in Section 6.1(c).

     "PRE-CLOSING STRADDLE PERIOD" has the meaning set forth in Section 8.3(h).

     "PRE-CLOSING TAX PERIOD" taxable periods ending on or before the Closing Date.

     "PRE-CLOSING TAX RETURNS" has the meaning set forth in Section 8.3(b).

     "PRODUCTS" has the meaning set forth in Section 4.5(b)(ii).

     "PURCHASED RECEIVABLES" has the meaning set forth in Section 1.1(b)(iv).

     "PURCHASED SUBSIDIARY" has the meaning set forth in Section 1.1(b)(vi).

     "REAL PROPERTY DEEDS" has the meaning set forth in Section 7.1(j).

     "REAL PROPERTY ENCUMBRANCES" means all covenants, restrictions, easements and other matters of title recorded against or otherwise affecting all or any portion of Owned Real Property and set forth on SCHEDULE 11.1(C).

     "REAL PROPERTY LEASES" means any leases, subleases of real property or sharecropping agreements (CONTRATOS DE APARCERIA) as to which any Seller or any Purchased Subsidiary is the lessor, sublessor, landowner, lessee, sublessee, sharecropper or assignee/successor in interest thereof, together with any options to purchase the underlying property, its profits or products and leasehold improvements thereon.

     "REAL PROPERTY TAXES" has the meaning set forth in Section 8.4(b).

     "RECEIVABLES HOLDBACK" means an amount in cash equal to $10,000,000.

     "RELATED MARKS" has the meaning set forth in Section 8.7(c).

     "RELEASE" means any release, spill, emission, escape, leaking, pumping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or land.

     "RELEASED PARTIES" has the meaning set forth in Section 8.13.

     "REMEDIAL ACTION" means all actions to: (a) clean up, remove, treat, restore, contain, abate, cover or in any other way address any Hazardous Substance; (b) prevent or control the Release of any Hazardous Substance so that it does not migrate, endanger or threaten to endanger public health or welfare or the Environment; or (c) perform pre-remedial studies and investigations or post-remedial monitoring and care.

     "ROMO DE LA PENA BROTHERS" has the meaning set forth in the preamble.

     "SALE BONUS" has the meaning set forth in Section 8.16.

     "SCOTIA" means Scotiabank Inverlat, S.A.

     "SCOTIA LOAN" means all indebtedness outstanding under that certain Credit Agreement dated November 15, 2004, among Tequila Herradura, as the Borrower, the lenders parties thereto and Scotiabank, and related ancillary agreements.

     "SELLER" and "SELLERS" has the meaning set forth in the preamble.

     "SELLER CLAIM" has the meaning set forth in Section 9.3(c).

     "SELLER INDEMNIFIED PARTY" has the meaning set forth in Section 9.3(a).

     "SELLERS WARRANTY BREACHES" has the meaning set forth in Section 9.2(b).

     "SEMADES" means the SECRETARIA DE MEDIO AMBIENTE Y DESAROLLO SUSTENTABLE of the Government of the State of Jalisco, Mexico.

     "SHORTFALL" has the meaning set forth in Section 3.3(d).

     "STANDARD COST" has the meaning set forth on Schedule 3.3,

     "STRADDLE PERIOD" means taxable periods beginning before the Closing Date and ending after the Closing Date.

     "SUBSIDIARY" means with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are directly or indirectly held by the Owner and/or one or more of its Subsidiaries or any corporation or other Person in which the Owner and/or one or more of its Subsidiaries directly or indirectly has the right (whether by contract, organizational agreement or otherwise) to elect a majority of that corporation's or other Person's board of directors or similar governing body or to direct the business and policies of that corporation or other Person.

     "TANGIBLE PROPERTY" means all tangible personal property including personal property, plant and equipment, furniture, fixtures, equipment (including motor vehicles), machinery and spare parts.

     "TARGET WORKING CAPITAL" means 1,575,290,886.00 Mexican pesos, as per
SCHEDULE 3.3.

     "TAX" and "TAXES" means (a) any and all federal, state, provincial, local, foreign and other contributions, taxes, levies, fees, imposts, duties and similar governmental charges or credits (including any interest, fines, charges, surcharges, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto), including taxes and duties imposed on, or measured by, income, assets, inventory, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), housing fund contribution quota, retirement fund contribution quota, unemployment, compensation, utility, severance, production including mandatory profit sharing applicable under the Mexican Federal Labor Law (LEY FEDERAL DEL TRABAJO), excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, countervailing duties, water and related fees for public works imposed by any governmental agency, and (b) any transferee liability in respect of any items described in clause (a) above.

     "TAX AUTHORITY" means the Internal Revenue Service and any governmental, federal, state, local or foreign authority, agency or commission which is competent to assess, impose, enforce, levy and/or collect a Tax.

     "TAX CLAIM" means any claim by a Tax Authority which, if successful, might result in additional tax liability.

     "TAX MATTER" has the meaning set forth in Section 8.3(d).

     "TAX RETURN" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     "TEQUILA ADVISORY BOARD" has the meaning set forth in Section 8.15.

     "TRADEMARK CASH PAYMENT" has the meaning set forth in Section 3.2(b).

     "TRADEMARKS" means the trademarks, service marks, trade names and other indications of origin of the Business, and all other registered and unregistered trademarks, service marks, trade names, brand names, fictitious or assumed names, corporate names, domain names, URLs, logos, designs, slogans, labels, and trade dress, authorizations to use denominations or indicia of origin and other source indicators, all registrations, applications, pending applications, and renewals relating thereto together with the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and any claims, causes of action or rights to past, present and future damages arising out of or related to any infringement or misappropriation of any of the foregoing.

     "TRANSFER TAXES" has the meaning set forth in Section 8.3.

     "UNDERGROUND WATER RIGHTS" means all rights relating to the extraction, use, and exploitation of underground national water with an aggregate water demand not to exceed (a) 240,000 cubic meters per annum in accordance with the 08JAL124374/12AMGR00 Water Concession; (b) 40,000 cubic meters per annum in accordance with the 08JAL123473/12FMGR00 Water Concession, and (c) 47,174 cubic meters per annum in accordance with the 08JAL124434/12FMGR00 Water Concession; and (d) 241,825 cubic meters per annum in accordance with the 08JAL124361/12IMGR00 Water Concession.

     "UTILITY CHARGES" has the meaning set forth in Section 8.4(a).

     "VALLE" has the meaning set forth in the Recitals.

     "WATER CORRECTION PERMITS" has the meaning given to such term in SCHEDULE 6.1(C)(I).

     "WATER RIGHTS ASSIGNMENTS" has the meaning set forth in Section 7.1(f).

      "WATER SUPPLY AGREEMENT" has the meaning given to such term in Section 6.1(c).

     "WORKING CAPITAL" means Working Capital as calculated in the manner (and using the line items) set forth on SCHEDULE 3.3 and otherwise in accordance with
Section 3.3.

     "WWTP" has the meaning given to such term in Section 1.3(v) hereof.

     "08JAL123473/12FMGR00 WATER CONCESSION" means the underground water consumption concession issued by the Mexican National Water Commission (COMISION NACIONAL DEL AGUA) in favor of Tequila Herradura, with a maximum annual demand of 40,000 cubic meters for industrial purposes, recorded in the Public Registry of Water Rights under entry R08JAL118640, Folio 1, Tomo N-R08, Foja 15.

     "08JAL124361/12IMGR00 WATER CONCESSION" means the underground water consumption concession issued by the Mexican National Water Commission (COMISION NACIONAL DEL AGUA) in favor of Valle, with a maximum annual demand of 241,825 cubic meters for industrial purposes, recorded in the Public Registry of Water Rights under entry R08JAL100969, Folio 1, Tomo 1-R08, Foja 61.

     "08JAL124374/12AMGR00 WATER CONCESSION" means the underground water consumption concession issued by the Mexican National Water Commission (COMISION NACIONAL DEL AGUA) in favor of Guillermo Romo Romero, with a maximum annual demand of 240,000 cubic meters for agricultural purposes, recorded in the Public Registry of Water Rights under entry R08JAL100970 Folio 1, Tomo 1 R08, Foja 61.

     "08JAL124434/12FMGR00 WATER CONCESSION" means the underground water consumption concession issued by the (COMISION NACIONAL DEL AGUA) in favor of Tequila Herradura, with a maximum annual demand of 47,174 cubic meters for industrial purposes, recorded in the Public Registry of Water Rights under entry R08 JAL101026, Folio 1, Tomo 1, R08, Foja 65.

          Section 11.2 NONASSIGNABLE CONTRACTS OR REAL PROPERTY LEASES. To the extent that assignment hereunder by each Seller to Buyer of any Contract or Real Property Lease is not permitted by law or is not permitted without the consent of any third party, this Agreement will not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder. Sellers will use commercially reasonable best efforts to obtain any and all such required approvals and third party consents prior to the Closing in accordance with Section 6.1(c); PROVIDED, HOWEVER, that Sellers will not be required to pay or incur any material cost or expense to obtain approval or any third party consent which Sellers are not otherwise required to pay or incur in accordance with the terms of the applicable Contract or Real Property Lease. If any such third party consent is not obtained before the Closing, Sellers will use reasonable best efforts to obtain any and all such required approvals and third party consents as promptly as practicable thereafter and will cooperate with Buyer in any reasonable arrangement designed to provide to Buyer all of the benefits and for Buyer to assume all the obligations after the Closing under the applicable Contract or Real Property Lease, including enforcement for the benefit of Buyer of any and all rights of any Seller against any other Person arising out of breach or cancellation by such other Person of the Contract or Real Property Lease and including, if so requested by Buyer, acting as an agent on behalf of Buyer, or as Buyer will otherwise reasonably request.

          Section 11.3 EXPENSES. Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto will pay its own expenses (including attorneys' and accountants' fees and out-of-pocket expenses) incident to this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that Buyer will pay all filing fees for any filing required under the HSR Act, the German Competition Act or the Mexican Federal Economic Competition Laws.

          Section 11.4 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder will be in writing and will be given personally, sent by facsimile transmission or sent by prepaid air courier. Any such notice will be deemed to have been given when received, if delivered in person, sent by facsimile transmission and, in the case of facsimile, confirmed in writing within three Business Days thereafter, or sent by prepaid air courier in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 11.4):

           IF TO PARENT OR SELLERS:

                     Av. Americas 1520
                     Colonia Country Club
                     Guadalajara, Jalisco
                     44610 Mexico
                     Facsimile:  (011) 52 33 38 17 1947

           with copies to:

                     Jones Day
                     222 East 41st Street
                     New York, New York  10017
                     Attention:  J. Eric Maki
                                 Joseph A. Adams
                     Facsimile:  (212) 755-7306

                     and

                     Lic. Fernando Morayta Llano
                     CARAZA Y MORAYTA, S.C.
                     Monte Libano No. 235, 2(degree) Piso
                     Col. Lomas de Chapultepec
                     11000 Mexico, D.F.
                     Facsimile: (011) (55) 5540-6650

           IF TO JOSE GUILLERMO ROMO DE LA PENA:

                     Av. Americas 1520
                     Colonia Country Club
                     Guadalajara, Jalisco
                     44610 Mexico
                     Facsimile:  (011) 52 33 38 17 1947

           with a copy to:

                     Lic. Ricardo Maldonado Yanez
                     Mijares, Angoitia, Cortes y Fuentes, S.C.
                     Montes Urales 505-3
                     Lomas de Chapultepec
                     11000 Mexico, D.F.
                     Facsimile:  (55) 5520-1065

           IF TO LUIS PEDRO PABLO ROMO DE LA PENA:

                     Av. Americas 1520
                     Colonia Country Club
                     Guadalajara, Jalisco
                     44610 Mexico
                     Facsimile:  (011) 52 33 38 17 1947

           with a copy to:

                     Lic. Fernando Morayta Llano
                     CARAZA Y MORAYTA, S.C.
                     Monte Libano No. 235, 2(degree) Piso
                     Col. Lomas de Chapultepec
                     11000 Mexico, D.F.
                     Facsimile: (011) (55) 5540-6650

           IF TO BUYER OR BFC:

                     Brown-Forman Corporation
                     850 Dixie Highway
                     Louisville, Kentucky 40210
                     Attention:  Chief Executive Officer
                     Facsimile: (502) 774-6648

                     Attention:  General Counsel
                     Facsimile: (502) 774-6650
                     Attention:  Vice President/Director Corporate Development
                     Facsimile: (502) 774-7416

           with a copy to:

                     Wachtell, Lipton, Rosen & Katz
                     51 West 52nd Street
                     New York, NY 10019
                     Attention:  Andrew R. Brownstein, Esq.
                     Facsimile: (212) 403-2000

                     and

                     Creel, Garcia-Cuellar y Muggenburg
                     Paseo De Los Tamarindos 60
                     Bosques De Las Lomas
                     05120 Mexico, D.F.
                     Attention:  Lic. Carlos Creel
                     Facsimile: (011) (52) (55) 1105-0690

          Section 11.5 PUBLICITY; CONFIDENTIALITY. Except for a joint press release relating to this Agreement and the transactions contemplated hereby and to be approved in writing by BFC and Parent prior to the date hereof, no publicity release or public announcement concerning this Agreement or the transactions contemplated hereby will be made by Buyer, BFC or Sellers without advance approval thereof by Buyer, BFC and Parent. While this Agreement is in effect and after this Agreement terminates, each party hereto and its Affiliates will keep confidential, and will not disclose, the terms of this Agreement to any other Person without the prior written consent of Buyer and Parent unless
(i) the disclosure is in response to legal order or subpoena or otherwise required by Law or any applicable securities exchange, (ii) the terms are readily ascertainable from public or published information, or trade sources (without violation of the foregoing provisions of this sentence), (iii) the disclosure is (A) in connection with any Action or Proceeding in respect of this Agreement or (B) to a Governmental Authority the filing with or consent of which is required in connection with the transactions contemplated by this Agreement or to receive any Permit or consent or authorization of, or notice to, any third party, or (iv) the disclosure is to any officer, director, employee, agent or advisor of any party hereto or of any of its Affiliates and such Person needs to know such information for purposes of consummating the transactions contemplated by or the performance of this Agreement. Notwithstanding anything to the contrary in this Agreement, BFC may file this Agreement and disclose the transactions contemplated hereby publicly with the U.S. Securities and Exchange Commission without the requirement of any consent hereunder.

          Section 11.6 ENTIRE AGREEMENT. The Confidentiality Agreement and this Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement (including the Ancillary Agreements) contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

          Section 11.7 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof.

          Section 11.8 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law.

          Section 11.9 ARBITRATION. In the event any dispute ("DISPUTE") arises regarding or pertaining to the validity, intention or interpretation, execution or compliance of this Agreement, the parties to this Agreement will, in good faith, use their reasonable best efforts to settle such Dispute. If, within the 60 calendar days following the date in which one of the parties gives notice to the other of the existence of a Dispute, such Dispute has not been finally resolved in writing to the mutual satisfaction of the parties to this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees to submit such Dispute, for itself and its property, to be fully and finally resolved by arbitration. Such arbitration shall be conducted in Manhattan, in New York, New York, in English language, pursuant to the Arbitration Rules of the International Chamber of Commerce then in effect (the "ICC RULES") by a panel of three arbitrators, one designated by Sellers, one designated by Buyer, and the third, who shall act as chairman, designated by the other two arbitrators so appointed. In the event that the first two arbitrators fail to appoint the third arbitrator within 30 days after their selection, such third arbitrator shall be appointed pursuant to the ICC Rules. The arbitration panel shall, in respect of any Dispute submitted thereto grant an award, strictly grounded in law, not later than the end of the 9th calendar month after the month in which such Dispute is submitted to arbitration. The award of the arbitration panel will be final and binding on the parties to this Agreement and such award may be entered in any court having jurisdiction for its enforcement, and the parties to this Agreement hereby expressly submit to the jurisdiction of said court. The fees and expenses of the arbitration panel shall be borne equally by the parties to this Agreement; provided, however, each such party shall be solely responsible for all fees and expenses of counsel retained by such party in connection with any such arbitration.

          Section 11.10 BINDING EFFECT; NO ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, permitted assignees and legal representatives. Except as expressly set forth in Article IX, this Agreement is not intended to, and shall not, confer upon any Person not a party hereto (other than successors, legal representatives and permitted assigns of parties hereto) any rights or remedies hereunder. This Agreement (or any right hereunder) is not assignable by any party hereto without the prior written consent of the other parties hereto and any such purported assignment without such consent will be null and void, except that either or both of Buyer and BFC may assign all or any part of its benefits and obligations under this Agreement to one or more Subsidiaries of Buyer or BFC (provided that any such assignment shall not relieve Buyer or BFC of any of its obligations hereunder).

          Section 11.11 CERTAIN INTERPRETATION MATTERS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. Except as otherwise provided herein, all payments required to be made under or pursuant to this Agreement will be made in United States dollars and all references to amounts herein will be to United States dollars. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules will be deemed references to such parts of this Agreement, unless the context otherwise requires. The headings in this Agreement are for reference only, and will not affect the interpretation of this Agreement. The term "including" means "including without limitation."

          Section 11.12 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies, facsimiles or facsimiles of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          Section 11.13 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, is held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby.

          Section 11.14 GUARANTEE OF PERFORMANCE. (a) BFC hereby irrevocably and unconditionally guarantees to Sellers the prompt and full discharge by Buyer of all of Buyer's covenants, agreements, obligations and liabilities under this Agreement including the due and punctual payment of all amounts which are or may become due and payable by Buyer or any of its permitted assignees or designees hereunder (such assignees and designees together with Buyer for purposes of this Section 11.14, the "BUYER PARTIES"), when and as the same shall become due and payable (collectively, the "BUYER OBLIGATIONS"), in accordance with the terms hereof. BFC acknowledges and agrees that, with respect to all Buyer Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against any Buyer Party. If any Buyer Party shall default in the due and punctual performance of any Buyer Obligation, including the full and timely payment of any amount due and payable pursuant to any Buyer Obligation, BFC will forthwith perform or cause to be performed such Buyer Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense. This Section 11.14(a) shall terminate and be of no further force or effect upon and after the date that the Buyer Obligations shall have been paid or performed in full.

          (b) Subject to Section 11.14(g), liabilities and obligations of BFC pursuant to Section 11.14(a) are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (i) any acceleration, extension, renewal, settlement, compromise, waiver or release in respect of any Buyer Obligation by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Agreement entered into in accordance with its terms;

               (iii) any change in the existence, structure or ownership of any Buyer Party or BFC or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of them or their assets; or

               (iv) any other act, omission to act, delay of any kind by any party hereto or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section 11.14, constitute a legal or equitable discharge of the obligations of BFC, as guarantor to the extent set forth hereunder.

          (c) BFC hereby waives any right, whether legal or equitable, statutory or non-statutory, to require any Seller to proceed against or take any action against or pursue any remedy with respect to any Buyer Party or any other Person or make presentment or demand for performance or give any notice of nonperformance before any party hereto may enforce its rights hereunder against BFC as guarantor.

          (d) The obligations of BFC as BFC to the extent set forth hereunder shall remain in full force and effect until the Buyer Obligations shall have been paid or performed in full. If at any time any performance by any Person of any Buyer Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of any Buyer Party or otherwise, BFC's obligations hereunder with respect to such Buyer Obligation shall be reinstated at that time as though that Buyer Obligation had become due and had not been performed.

          (e) Upon payment or performance by BFC of any Buyer Obligation, BFC shall be subrogated to the rights of Seller against such Buyer Party with respect to that Buyer Obligation.

          (f) The obligations of BFC under this Section 11.14 shall be limited to an aggregate amount that is equal to the largest amount that would not render its obligations under this Section 11.14 subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

          (g) Notwithstanding anything expressed or implied herein to the contrary, BFC shall be entitled to assert any and all defenses to payment or performance of any Buyer Obligation that could be asserted by any Buyer Party.


                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.



                          BROWN-FORMAN TEQUILA MEXICO, S. DE R.L. DE C.V.



                          By: /s/ Donald C. Berg
                              -------------------------------------
                              Name: Donald C. Berg
                              Title: Attorney-in-Fact



                          BROWN-FORMAN CORPORATION



                          By: /s/ Donald C. Berg
                              -------------------------------------
                              Name: Donald C. Berg
                              Title: Senior Vice President

                          SELLERS:



                          /s/ Jose Guillermo Romo de la Pena
                          -----------------------------------------
                          Jose Guillermo Romo de la Pena



                          /s/ Luis Pedro Pablo Romo de la Pena
                          -----------------------------------------
                          Luis Pedro Pablo Romo de la Pena


                          GRUPO INDUSTRIAL HERRADURA, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer



                          TEQUILA HERRADURA, S.A. DE C.V



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer



                          FABRICA DE TEQUILA HACIENDA LAS NORIAS, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                               Title: Chief Financial Officer

                          COMERCIALIZADORA HERRADURA, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer



                          TRANSPORTES DE CARGA MELLENIUM, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer



                          ADDITIONAL SELLER PARTIES:



                          CORPORACION DE SERVICIOS HERRADURA, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer



                          CH ACCIONES S.A. DE C.V.



                          By: /s/ Jose Guillermo Romo de la Pena
                              -------------------------------------
                                Name: Jose Guillermo Romo de la Pena
                                Title: Authorized Officer

                          CORPORATIVO HERRADURA, S.A. DE C.V.



                          By: /s/ Jose Guillermo Romo de la Pena
                              -------------------------------------
                                Name: Jose Guillermo Romo de la Pena
                                Title: Authorized Officer



                          LA MORALEDA OPERADORA COMERCIAL, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer



                          DESTILADOS DE AGAVE, S.A. DE C.V.



                          By: /s/ Juan Casillas Ruiz
                              -------------------------------------
                                Name: Juan Casillas Ruiz
                                Title: Chief Financial Officer